Exhibit 4.1
EXECUTION COPY

INDENTURE
Dated as of December 22, 2009,
by and among
UNITED MARITIME GROUP, LLC
and
UNITED MARITIME GROUP FINANCE CORP.
as Issuers,
THE GUARANTORS NAMED HEREIN,
as Guarantors,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, Security Trustee and Collateral Agent
11 3/4% SENIOR SECURED NOTES DUE 2015

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

310	(a)(1)	7.11(a)
	(a)(2)	7.11(a)
	(a)(3)	7.11(a)
	(a)(4)	N.A.
	(a)(5)	7.11(a)
	(b)	7.04;7.09(e); 7.11(a)
	(c)	N.A.
311	(a)	7.04; 7.12
	(b)	7.04; 7.12
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(b)(2)	7.08(f)
	(c)	11.03
313	(a)	7.07(a)
	(b)	7.07(a)
	(c)	7.07(a)
	(d)	7.07(c)
314	(a)	4.06(a); 4.20; 11.02; 11.05
	(b)	12.02(b)
	(c)(1)	4.06; 11.04(a)
	(c)(2)	11.04(b)
	(c)(3)	4.06(a)
	(d)	12.03(c)
	(e)	11.05
	(f)	N.A.
315	(a)	7.02(b)
	(b)	7.06; 11.02
	(c)	7.02(a)
	(d)	7.02(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A.	means Not Applicable

NOTE:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

(continued)

(continued)

(continued)

(continued)

v

(continued)
NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE, dated as of December 22, 2009, by and among United Maritime Group, LLC, a Florida limited liability company (the “Company”), United Maritime Group Finance Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Finance Corp.,” and, together with the Company, the “Issuers”), the Guarantors (as herein defined) and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), security trustee (in such capacity, the “Security Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).
WITNESSETH:
     WHEREAS, the Issuers and the Guarantors (with respect to the Note Guarantees) have duly authorized the creation of the Notes and, to provide therefor, the Issuers and the Guarantors have duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Notes, when duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid obligations of the Issuers, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done.
     NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “144A Global Notes” has the meaning set forth in Section 2.01.
     “Acceleration Notice” has the meaning set forth in Section 6.02(a).
“Acquired Debt” means, with respect to any specified Person:
     (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
     (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Notes” means all Notes issued after the Issue Date (other than pursuant to Sections 2.06, 2.07, 2.10 and 3.06 of this Indenture and other than Exchange Notes) from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Section 2.02.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have corresponding meanings.

     “Affiliate Transaction” has the meaning set forth in Section 4.13(a).
     “Agent” means any Registrar, Paying Agent or co-Registrar.
     “Agent Members” has the meaning set forth in Section 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and with respect to the Depository, shall include Euroclear and Clearstream).
     “Applicable Premium” means, with respect to any Note on any applicable Redemption Date, the greater of:
     (a) 1.0% of the then outstanding principal amount of the Note; and
     (b) the excess of:
     (i) the present value at such Redemption Date of (1) the Redemption Price of the note at December 15, 2012 (such Redemption Price being set forth in Section 3.01(b)) plus (2) all required interest payments due on the Note through December 15, 2012 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
     (ii) the then outstanding principal amount of the Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (a) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.22 and/or the provisions of Section 5.01 and not by the provisions of Section 4.10; and
     (b) the issuance of Equity Interests by any of the Restricted Subsidiaries of the Company or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Subsidiaries of the Company.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (c) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;
     (d) a transfer of assets between or among the Company and its Restricted Subsidiaries;
     (e) an issuance of Equity Interests by a Restricted Subsidiary of the Company to (i) the Company or (ii) a Restricted Subsidiary of the Company;
     (f) the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of (i) damaged, worn-out or obsolete assets in the ordinary course of business or (ii) assets that, in the good faith judgment of the Board of Directors of the Company, are not or are no longer used or useful in the business of the Company and its Restricted Subsidiaries;
     (g) licenses and sublicenses of intellectual property by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (h) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
     (i) the granting of Liens not prohibited by the covenant in Section 4.12;
     (j) the sale or other disposition of cash or Cash Equivalents;
     (k) a Restricted Payment that does not violate the covenant in Section 4.09 or a Permitted Investment;
     (l) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (m) leases and subleases of vessels by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and
     (n) the sale and leaseback of any assets within 180 days of the acquisition thereof.
     “Asset Sale Offer” has the meaning set forth in Section 4.10(d).
     “Authenticating Agent” has the meaning set forth in Section 2.02(e).
     “Authentication Order” has the meaning set forth in Section 2.02(d).
     “Bank Product Obligations” means all obligations, liabilities, reimbursement obligations, fees, or expenses owed in respect of (a) any services provided from time to time in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services, (b) commercial credit card and merchant card services, and (c) other banking products or services.
     “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.
     “Bankruptcy Law” means the Bankruptcy Code and any other U.S. federal, state or foreign bankruptcy, insolvency, receivership or similar law.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

     “Board of Directors” means:
     (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (b) with respect to a partnership, the board of directors of the general partner of the partnership;
     (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
     (d) with respect to any other Person, the board of directors or committee of the board of directors of such Person serving a similar function.
     “Board Resolution” means a resolution of the Board of Directors of the Company and/or Finance Corp., as applicable.
     “Borrowers” means the Company, U.S. United Barge Line, LLC, U.S. United Ocean Services, LLC, U.S. United Bulk Terminal, LLC, U.S. United Inland Services, LLC, Tina Litrico, LLC, Mary Ann Hudson, LLC, Sheila McDevitt, LLC and Marie Flood, LLC.
     “Borrowing Base” has the meaning set forth in the New Credit Facility, as in effect on the Issue Date.
     “Business Day” means a day that is not a Legal Holiday.
     “Calculation Date” has the meaning set forth in the definition of Fixed Charge Coverage Ratio.
     “Capital Expenditures” means for any period expenditures (including Capital Lease Obligations other than contracts for expenditures under or with respect to operating leases that are accounted for as Capital Lease Obligations in accordance with GAAP and in which the Company has no ownership interest and excluding expenditures made with the proceeds of casualty insurance or reinvestment of proceeds of asset dispositions as expressly permitted under Section 4.10) in respect of the purchase or other acquisition of fixed or capital assets that have a useful life of more than one year and that are required to be capitalized in conformity with GAAP.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (a) in the case of a corporation, corporate stock;
     (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

     (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing, debt securities convertible into Capital Stock of the kinds described in clauses (a)–(d) of this definition, whether or not such debt securities include any right of participation with such Capital Stock.
     “Cash Equivalents” means:
     (a) United States dollars;
     (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
     (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) of this definition;
     (e) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and
     (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a)–(e) of this definition.
     “Change of Control” means the occurrence of any of the following:
     (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Permitted Holders;
     (b) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (c) prior to the first public offering of the Capital Stock of (i) the Company or (ii) any direct or indirect parent of the Company, the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that the Permitted Holders cease to Beneficially Own, directly or indirectly, in the aggregate, more than 50% of the Voting Stock of the Company or its direct or indirect parent (measured by voting power rather than number of shares); or
     (d) subsequent to the first public offering of Capital Stock of (i) the Company or (ii) any direct or indirect parent of the Company, (y) any “person” or “group” (as those terms are used in Section 13(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, in the aggregate, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) and (z) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate, a lesser percentage of the Voting Stock of the Company or its direct or indirect parent than such other person or group (measured by voting power rather than number of shares).
     “Change of Control Offer” has the meaning set forth in Section 4.22(a).
     “Change of Control Payment” has the meaning set forth in Section 4.22(a).
     “Change of Control Payment Date” has the meaning set forth in Section 4.22(a).
     “Clearstream” means Clearstream Banking Luxembourg, Societe Anonyme, or any successor securities clearing company.
     “Collateral” has the meaning assigned to it in the Collateral Documents.
     “Collateral Agent” has the meaning set forth in the preamble to this Indenture.
     “Collateral Documents” means the security agreements, mortgages (including mortgages on vessels), pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent or the Security Trustee, as the case may be, for the ratable benefit of the Holders and the trustee or notice of such pledge, assignment or grant is given.
     “Company” has the meaning set forth in the preamble to this Indenture.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (b) provision for taxes (or the amount of Tax Payments) based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Payments was deducted in computing such Consolidated Net Income; plus
     (c) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (d) (i) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (1) such fees, expenses or charges related to the offering of the Notes and the New Credit Facility (including breakage costs in connection with hedging obligations) and (2) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income, and (ii) the amount of accrued but unpaid fees for such period under the Management Agreement to the extent otherwise permitted to be paid in such period under Section 4.13; plus

     (e) depreciation, amortization (including amortization of intangibles, but excluding amortization of prepaid cash charges or expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus
     (f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;
     in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Leverage Ratio” means with respect to any specified Person for any period, the ratio of the Total Debt of such Person for such period to the Consolidated Cash Flow of such Person for such period, in each case with such pro forma adjustments to Total Debt and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP, reduced by the amount of Tax Payments attributable to such net income (loss) for such period, but without any reduction in respect of preferred stock dividends; provided that:
     (a) all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;
     (b) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (c) for purposes of Section 4.09 only, the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (d) the cumulative effect of a change in accounting principles will be excluded;
     (e) the amount of any restructuring charge or reserve or severance cost deducted (and not added back) in such period in computing Consolidated Net Income up to an aggregate of $1.5 million will be excluded;
     (f) the amount of any loss due to discontinued operations will be excluded;

     (g) any fees, expenses, costs and charges including deferred amortization and deferred financing costs, paid in connection with the issuance of the Notes and the entering into of the New Credit Facility (including, without limitation, ratings agency fees) and the use of proceeds therefrom will be excluded; and
     (h) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary of such Person will be excluded.
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Corporate Trust Office” means the office of Wells Fargo Bank, National Association at which the trust created by this Indenture shall, at any particular time, be principally administered, which office is, at the Issue Date, located at 7000 Central Pkwy, Suite 550, Atlanta, GA. 30328, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company.
     “Covenant Defeasance” has the meaning set forth in Section 8.01(c).
     “Credit Facility Documents” means any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form related to entry into the New Credit Facility.
     “CUSIP” has the meaning set forth in Section 2.12.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form set forth in Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depository” means The Depository Trust Company, its nominees and successors.
     “Disposition” means, with respect to any asset, any sale, lease, exchange, transfer or other disposition of such asset or any interest therein for fair market value (as reasonably determined by the Revolving Facility Collateral Agent), including, without limitation, the creation of any Lien on or with respect to such asset. “Dispose” has a corresponding meaning.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
     “Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.
     “Enforcement Action” means, with respect to any portion of the Collateral, (a) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition of any of the Collateral pursuant to Article 9 of the UCC or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien on any of the Collateral under any Credit Facility Documents and the Indenture Documents (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement), applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the Disposition of all or any portion of the Collateral, by private or public sale, other Disposition or any other means permissible under applicable law, or (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any stock or other equity interests and including any right of recoupment or set-off) whether under the Credit Facility Documents, the Indenture Documents, applicable law, in an Insolvency Proceeding or otherwise.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means a public sale either (a) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (b) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     “Event of Default” has the meaning set forth in Section 6.01.
     “Excess Cash Flow” means, for any period, Consolidated Cash Flow for such period, adjusted as follows:
     (a) minus the cash portion of Fixed Charges (net of interest income) and the cash portion of any related financing fees with respect to such period;
     (b) minus the amount of any payments or loans made or to be made pursuant to clause (11) of the second paragraph under Section 4.09(b)(xi) or the cash portion of all U.S. federal, state, local and foreign income taxes and franchise or margin taxes paid or payable (without duplication) by the Company and its Subsidiaries during such period;

     (c) minus Capital Expenditures for such period permitted under this Indenture;
     (d) minus or plus any net increase or decrease, respectively, in Working Capital from the beginning to the end of such period.
     “Excess Cash Flow Offer” has the meaning set forth in Section 4.23(a).
     “Excess Cash Flow Offer Amount” has the meaning set forth in Section 4.23(b).
     “Excess Proceeds” has the meaning set forth in Section 4.10(d).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” means the Notes, issued pursuant to an Exchange Offer and identical in all respects to the Series A Notes (including with respect to the Guarantees), except (a) that such securities shall have been registered pursuant to an effective registration statement under the Securities Act, (b) that such securities shall not contain a restrictive legend thereon, (c) that such securities shall not contain provisions relating to the accrual or payment of Special Interest and (d) interest on each Exchange Note shall accrue from the last Interest Payment Date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Contribution” means net cash proceeds received by the Company after the Issue Date from:
     (a) contributions to the common equity capital of the Company; and
     (b) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated within 30 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in Section 4.09(a)(vii)(2);
     “Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company; provided, however, that, except in the case of determining the Fair Market Value of assets in connection with an Asset Sale not involving the sale of assets to an Affiliate, (a) if the Fair Market Value exceeds $5.0 million, such Fair Market Value shall be determined in good faith by the Board of Directors of the Company and, (b) if the Fair Market Value exceeds $15.0 million, the determination of the Board of Directors of the Company shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing.
     “Finance Corp.” has the meaning set forth in the preamble to this Indenture.

     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (a) acquisitions, dispositions, Investments, mergers and consolidations that have been made by the specified Person or any of its Restricted Subsidiaries or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;
     (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (d) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;
     (e) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and
     (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
     For purposes of this definition, pro forma adjustments from any acquisition for the relevant period, will be determined in good faith by the Company; provided that any such pro forma adjustments may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition which is being given pro forma effect that (y) would be permitted to be reflected on pro forma financial statements pursuant to Rule 11-02 of Regulation S-X or (z) have been realized or for which substantially all the steps necessary for realization have been taken at the time of determination, are reasonably expected to be taken within 180 days immediately following any such acquisition, including, but not limited to, the execution, termination, renegotiation or modification of any contracts, the termination of any personnel or the closing of any facility, as applicable; provided further that, in any case, such pro forma adjustments shall be calculated on an annualized basis and such adjustments are set forth in an Officers’ Certificate signed by the chief financial officer of the Company and another officer of the Company which states in detail (1) the amount of such adjustment or adjustments, (2) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate at the time of such execution and (3) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Board of Directors of the Company.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization or write off of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
     (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (c) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; provided, however, that Fixed Charges will exclude the amortization or write off of debt issuance costs and deferred financing fees, commissions, fees and expenses.
     “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
     “Global Note Legend” means the legend set forth in Exhibit B, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, collectively, the 144A Global Notes, the IAI Global Notes, the Regulation S Permanent Global Notes and the Regulation S Temporary Global Notes.

     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
     “Grantors” means the Borrowers, GS Maritime Intermediate Holding LLC, a Delaware limited liability company and the direct parent of the Company, and each of their respective Subsidiaries that shall have created any Lien in favor of the Revolving Facility Collateral Agent, the Collateral Agent or the Security Trustee, as the case may be, on all or any part of its assets (whether real or personal, or tangible or intangible) to secure any of the Noteholder Obligations or Revolving Credit Obligations.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with Section 4.14, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of Section 10.02.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (b) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
     “Holder” means any registered holder of the Notes.
     “IAI Global Note” means the Global Note substantially in the form set forth in Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors in the United States of America.
     “incur” has the meaning set forth in Section 4.08.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (a) in respect of borrowed money;
     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (c) in respect of banker’s acceptances;

     (d) representing Capital Lease Obligations;
     (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
     (f) representing any Hedging Obligations,
     if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
     “Indemnified Party” has the meaning set forth in Section 7.07(a).
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
     “Indenture Documents” means, collectively, this Indenture, the Notes, the Guarantees, and the Collateral Documents.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the 11 3/4% Senior Secured Notes due 2015 issued on the Issue Date.
     “Initial Purchasers” means Jefferies & Company, Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC.
     “Insolvency Proceeding” means (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, among Bank of America, N.A. as administrative agent, collateral agent and security trustee, Wells Fargo Bank, National Association as trustee, collateral agent and security trustee, the Company and certain other borrowers and guarantors signatory thereto, entered into in connection with the New Credit Facility, as the same may be amended, supplemented or modified from time to time.
     “Interest Payment Date” means June 15 and December 15 of each year, commencing June 15, 2010.

     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.09(c). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined pursuant to Section 4.09(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
     “Issue Date” means December 22, 2009.
     “Issuers” has the meaning set forth in the preamble to this Indenture.
     “Legal Defeasance” has the meaning set forth in Section 8.01(b).
     “Legal Holiday” has the meaning set forth in Section 11.07.
     “Lenders” means lenders who are parties to the New Credit Facility.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
     “Management Agreement” means that certain Financial Services Agreement, dated December 4, 2007, among the Company, Greenstreet Management Partners L.L.C., AMCIC Maritime AIV, LLC and JCP United Maritime Holding LLC, in effect on the Issue Date.
     “Maturity Date” means June 15, 2015.
     “Maximum Priority Revolving Loan Debt” means, as of any date of determination, the sum of (a) the sum of (i) the aggregate amount of commitments under the revolving facility loan agreement as then in effect plus (ii) ten percent (10%) of the aggregate amount of commitments under the revolving facility loan agreement as then in effect, plus (b) any interest on such amount (and including, without limitation, any interest which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), plus (c) any fees, costs, expenses and indemnities payable under any of the Credit Facility Documents (and including, without limitation, any fees, costs, expenses and indemnities which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding).

     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgages” means mortgages, deeds of trust, deeds to secure debt and any other documents or instruments under which any Lien on real property owned or acquired by either Issuer or any Guarantor is granted to secure any Revolving Credit Obligations or Noteholder Obligations, or under which rights or remedies with respect to any such Liens are governed.
     “Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale (including Tax Payments), in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under the New Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.
     “New Credit Facility” means that certain Loan and Security Agreement, dated as of the Issue Date, by and among the Issuers, the Guarantors, Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
     “Non-Recourse Debt” means Indebtedness:
     (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and
     (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).
     “Non-U.S. Person” means a Person who is not a U.S. person, as set forth in Regulation S.
     “Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the terms of this Indenture in substantially the form set forth in Exhibit C.
     “Noteholder Liens” means Liens on the Collateral created under the Indenture Documents to secure any Noteholder Obligations.
     “Noteholder Obligations” means, collectively, the “Obligations”, as defined in the Security Agreement (including, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Indenture Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).
     “Noteholder Secured Parties” means, at any time, (a) each Holder, (b) the Trustee, (c) the Security Trustee, (d) the Collateral Agent, (e) each other “Secured Party” as defined in the Security Agreement to which any Noteholder Obligations are owed, and (f) the successors and assigns of each of the foregoing.
     “Notes” means, collectively, the Initial Notes, the Additional Notes and the Exchange Notes.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means the offering memorandum, dated December 17, 2009 relating to the offering of the Initial Notes.
     “Officer” means, with respect to any Person, any of the following of such Person: the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the president, any vice-president, the treasurer or the secretary, in each case duly appointed or duly elected, as applicable.
     “Officers’ Certificate” means, in any particular case, a certificate signed by two Officers and reasonably satisfactory in form and substance to the intended recipient thereof.
     “Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Registrar, the Trustee, the Issuers, the Security Trustee or the Collateral Agent, as the case may be, from legal counsel, which counsel is reasonably acceptable to the Registrar, the Trustee, the Issuers, the Security Trustee or the Collateral Agent, as the case may be, stating the matters required by Section 11.05 and delivered to the Registrar, the Trustee, the Security Trustee, the Issuers or the Collateral Agent, as the case may be.
     “Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).
     “Paying Agent” has the meaning set forth in Section 2.03(a).
     “Payment Default” has the meaning set forth in Section 6.01(e)(i).
     “Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.
     “Permitted Holder” means each of JCP United Maritime Holdings LLC, AMCIC Maritime AIV, LLC, First Reserve Fund XI, L.P., Greenstreet Equity Partners. L.L.C., GS Maritime Holding LLC and their respective Affiliates.
     “Permitted Investments” means:
     (a) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (b) any Investment in Cash Equivalents;

     (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (i) such Person becomes a Restricted Subsidiary of the Company; or
     (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (e) any Investment, the payment of which consists solely of Equity Interests (other than Disqualified Stock) of the Company;
     (f) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes;
     (g) Investments represented by Hedging Obligations;
     (h) loans or advances to employees by the Company or any Restricted Subsidiary of the Company made in the ordinary course of business in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;
     (i) repurchases of the Notes;
     (j) any Investment existing on the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on the Issue Date;
     (k) Guarantees otherwise permitted under Section 4.08; and
     (l) other Investments in an amount (measured at the time the Investment is made) not to exceed $15.0 million.
“Permitted Liens” means:
     (a) Liens to secure Indebtedness permitted by Section 4.08(b)(i); provided that the administrative agent, on behalf of the lenders of any such indebtedness, has become a party to the Intercreditor Agreement;
     (b) Liens in favor of the Company or the Guarantors;
     (c) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

     (d) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;
     (e) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);
     (f) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.08(b)(iv) covering only the assets acquired with or financed by such Indebtedness;
     (g) Liens existing on the Issue Date;
     (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (i) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
     (j) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (k) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees), other than Additional Notes and Note Guarantees in respect thereof;
     (l) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
     (i) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (1) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness plus (2) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (m) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
     (n) filing of UCC financing statements as a precautionary measure in connection with operating leases;

     (o) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
     (p) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
     (q) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (r) grants of software and other technology licenses in the ordinary course of business;
     (s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
     (t) Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted to be incurred under Section 4.08;
     (u) Liens securing Bank Product Obligations and Hedging Obligations;
     (v) Liens securing Indebtedness in respect of sale and leaseback transactions of vessels permitted under Section 4.10;
     (w) maritime Liens; and
     (x) Liens of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
     (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (i) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) more than 90 days after the Maturity Date;
     (c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

     (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Pledge Agreement” means that certain Pledge Agreement, dated as of the Issue Date, among the Issuers and the Guarantors in favor of the Collateral Agent and the Security Trustee, as amended, modified or supplemented from time to time in accordance with its terms.
     “Premises” has the meaning set forth in Section 4.17.
     “Private Placement Legend” means the legend set forth on the Initial Notes in the form set forth in Exhibit B.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.
     “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture and the Notes.
     “Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.
     “Register” is defined in Section 2.03(a).
     “Registrar” has the meaning set forth in Section 2.03(a).
     “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Issue Date, among the Issuers, the guarantors party thereto and the Initial Purchasers.
     “Regulation S” means Regulation S, as amended, under the Securities Act.
     “Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as the case may be.
     “Regulation S Permanent Global Note” means a permanent Global Note deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.
     “Regulation S Temporary Global Note” means a temporary Global Note deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Initial Notes or Additional Notes initially sold in reliance on Rule 903 of Regulation S.
     “Regulation S-X” means Regulation S-X, as amended, under the Securities Act.

     “Restricted Global Note” means a Global Note bearing the Private Placement Legend (including the Regulation S Global Note).
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Payment” has the meaning set forth in Section 4.09.
     “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Revolving Credit Obligations” means, collectively, the “Obligations,” as defined in the New Credit Facility (including, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the revolving facility documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding). Without limiting the foregoing, among other things, Revolving Credit Obligations include Bank Product Obligations, derivative obligations and protective advances.
     “Revolving Facility Collateral” means all “Collateral,” as defined in the revolving facility loan agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing any Revolving Credit Obligations pursuant to any Credit Facility Document.
     “Revolving Facility Collateral Agent” means Bank of America, N.A., as the administrative agent and the collateral agent and the security trustee for the benefit of itself and the other Revolving Facility Secured Parties.
     “Revolving Facility First Lien Collateral Transition Date” means the date on which all Liens created under the revolving facility security documents on the Revolving Facility Collateral shall have been released.
     “Revolving Facility Liens” means Liens on the Revolving Facility Collateral created under revolving facility security documents to secure any Revolving Credit Obligations.
     “Revolving Facility Secured Parties” means, at any time, (a) the Lenders, (b) the Revolving Facility Collateral Agent, (c) each lender (or Affiliate of any lender) that provides bank products to any Grantor and (d) the successors and assigns of each of the foregoing.
     “Rule 144A” means Rule 144A, as amended, under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Group.
     “SEC” means the Securities and Exchange Commission.
     “Secured Parties” means the Noteholder Secured Parties and the Revolving Facility Secured Parties.

     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means that certain Security Agreement, dated as of the Issue Date, among the Issuers and the Guarantors in favor of the Collateral Agent and the Security Trustee, as amended, modified or supplemented from time to time in accordance with its terms.
     “Security Trustee” has the meaning set forth in the preamble to this Indenture.
     “Ship Mortgage” means mortgages, deeds of trust, deeds to secure debt and any other documents or instruments under which any Lien on vessels acquired by either Issuer or any Guarantor is granted to secure any Revolving Credit Obligations or Noteholder Obligations, or under which rights or remedies with respect to any such Liens are governed.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X.
     “Special Interest” has the meaning assigned to it in the Registration Rights Agreement.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (b) any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
     “Tax Payments” means distributions in respect of a taxable year of such direct or indirect parent company, member, shareholder or owner to the extent necessary to permit such parent company, member, shareholder or owner to discharge its tax liabilities arising directly as a direct or indirect parent company, member, shareholder or owner of the Company or any Subsidiary of the Company, determined based on the assumption that all such owners are subject to the highest marginal U.S. federal, state and local tax rate in effect for a resident of the jurisdiction in which any such direct or indirect parent company, member, shareholder or owner resides at the time of such distribution; provided that to the extent that losses have been allocable to such direct or indirect parent company, member, shareholder or owner, such losses shall be taken into account in determining tax distributions with respect to such direct or indirect parent company, member, shareholder or owner for a subsequent period, to the extent such losses are of the same character or otherwise can be offset against subsequent allocations of income.

     “TIA” means the Trust Indenture Act of 1939, as amended.
     “Total Debt” means, with respect to any Person as of any date of determination, the sum, without duplication, of (a) the total amount of Indebtedness of such Person and its Subsidiaries, plus (b) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Subsidiaries, plus (c) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.
     “Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 15, 2012; provided, however, that if the period from such redemption date to December 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” has the meaning set forth in the preamble to this Indenture.
     “Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.
     “Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Notes that do not bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
     (a) has no Indebtedness other than Non-Recourse Debt;
     (b) except as permitted by Section 4.13 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

     (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
     “U.S. Legal Tender” means such coin or currency of the United States of America which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.
     “U.S. Person” has the meaning set forth in Regulation S.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years equal to the quotient of:
     (a) the sum of the products of (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, times (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; divided by
     (b) the then outstanding principal amount of such Indebtedness.
     “Working Capital” means, as of any date, the difference between (a) current assets, other than cash and cash equivalents, of the Company and its Subsidiaries for such date and (b) current liabilities of the Company and its Subsidiaries for such date.
     Section 1.02 Incorporation by Reference of TIA.
     (a) Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:
          (i) “indenture securities” means the Notes.
          (ii) “indenture security holder” means a Holder.
          (iii) “indenture to be qualified” means this Indenture.
          (iv) “indenture trustee” or “institutional trustee” means the Trustee.
     (v) “obligor” on the indenture securities means the Company or any other obligor on the Notes.

     (b) All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.03 Rules of Construction.
     Unless the context otherwise requires in this or any other Indenture Document:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and words in the plural include the singular;
     (e) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (f) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;
     (g) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and
     (h) unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Indenture Document.
ARTICLE TWO
THE NOTES
     Section 2.01 Form and Dating.
     (a) The Initial Notes and the Additional Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form set forth in Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or the Depository rule or usage. The Issuers and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.
     (b) The terms and provisions contained in the forms of the Notes attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     (c) Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A (the “144A Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

     (d) Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.
     (e) Following the termination of the Distribution Compliance Period, beneficial interests in a Regulation S Temporary Global Note will be exchanged for beneficial interests in a Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of a Regulation S Permanent Global Note, the Trustee will cancel the related Regulation S Temporary Global Note.
     (f) The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.
     (g) The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.
     (h) The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by his or her execution of such Notes.
     Section 2.02 Execution and Authentication; Aggregate Principal Amount.
     (a) An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuers by manual or facsimile signature.
     (b) If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
     (c) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     (d) The Trustee shall, upon written order from the Company signed by an Officer (an “Authentication Order”), authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $200,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes and (iii) subject to compliance with Section 4.08, one or more series of Additional Notes in an unlimited amount in each case upon written orders of the Company, in each case (other than with respect to clause (i)) in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.08. In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.
     (e) The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.
     (f) The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 in principal amount and any integral multiple of $1,000 thereof.
     Section 2.03 Registrar and Paying Agent.
     (a) The Issuers initially appoint the Trustee as registrar (the “Registrar”), paying agent (the “Paying Agent”) and agent for service of demand and notices in connection with the Notes. In addition, the Issuers shall maintain an office or agency in Minneapolis, Minnesota where (a) Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. Such office shall initially be at the Corporate Trust Office. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuers , upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. Any of the Issuers or their respective Subsidiaries may act as Paying Agent or Registrar.
     (b) The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee in writing, in advance, of the name and address of any such Agent, which shall be reasonably satisfactory to the Trustee. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.
     (c) The Issuers may change the Paying Agent or Registrar without prior notice to the Holders. Any Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Issuers.
     Section 2.04 Obligations of Paying Agent.
     The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest and Special Interest, if any, on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee in writing of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     Section 2.05 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.
     Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Issuers for Definitive Notes if:
     (i) the Issuers deliver to the Trustee and the Registrar notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuers within 90 days after the date of such notice from the Depository; or
     (ii) there has occurred and is continuing a Default or an Event of Default with respect to the Notes and the Registrar has received a request from the Depository to issue Definitive Notes.
Upon the occurrence of either of the preceding events in Section 2.06(a)(i) or Section 2.06(a)(ii), Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee and the Registrar. Global Notes also may be exchanged or replaced, in whole or in part, as provided in this Section 2.06, Section 2.07 and Section 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06, Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in this Section 2.06.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either Section 2.06(b)(i) or Section 2.06(b)(ii), as applicable, as well as one or more of the other following, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person

(other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (1) both:
     (A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (2) both:
     (A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (B) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(ii)(2)(A);
                    provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (y) the expiration of the Distribution Compliance Period and (z) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).
     (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
     (1) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form set forth in Exhibit D, including the certifications in item (1) thereof;

     (2) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form set forth in Exhibit D, including the certifications in item (2) thereof; and
     (3) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form set forth in Exhibit E, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form set forth in Exhibit D, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
     (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.
     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:-

     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form set forth in Exhibit E, including the certifications in item (2)(a) thereof;
     (2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D, including the certifications in item (1) thereof;
     (3) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D, including the certifications in item (2) thereof;
     (4) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;
     (5) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.06(c)(i)(2)–(c)(i)(4), a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or
     (6) if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(i)(1) and Section 2.06(c)(i)(3), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (y) the expiration of the Distribution Compliance Period and (z) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904 under the Securities Act.
     (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form set forth in Exhibit D, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form set forth in Exhibit D, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(iii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(f), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form set forth in Exhibit E, including the certifications in item (2)(b) thereof;
     (2) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D, including the certifications in item (1) thereof;

     (3) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (2) thereof;
     (4) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(a) thereof;
     (5) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.06(d)(i)(2)–(d)(i)(4), a certificate to the effect set forth in Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or
     (6) if such Restricted Definitive Note is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D, including the certifications in item (3)(b) thereof;
the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of Section 2.06(d)(i)(1), the appropriate Restricted Global Note, in the case of Section 2.06(d)(i)(2), the 144A Global Note, and in the case of Section 2.06(d)(i)(3), the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Global Note cannot be exchanged for or transferred to Persons who take delivery thereof in the form of beneficial interests in a Restricted Global Note.
     (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(d)(ii) or Section 2.06(d)(iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (1) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (1) thereof;
     (2) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications in item (2) thereof; and
     (3) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.
     (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
     (g) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.
     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.10, Section 4.15, Section 4.22, Section 4.23 and Section 9.05).
     (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

     (iv) None of the Issuers, the Trustee or the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Notes during a period of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (3) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
     (v) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, any Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, interest on such Note and for all other purposes and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
     (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
     (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar and the Issuers pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (viii) The Trustee is hereby authorized to enter into a letter of representation with the Depository in the form provided by the Issuers and to act in accordance with such letter.
     Section 2.07 Replacement Notes.
     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Issuers or the Trustee that such Note has been acquired by a protected purchaser, the Issuers shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met. Except with respect to mutilated Notes, such Holder must provide an affidavit of lost certificate and an indemnity bond, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Issuers, entitled to the benefits of this Indenture.
     Section 2.08 Outstanding Notes.
     (a) Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Issuers or any of their respective Affiliates holds the Note.
     (b) If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless each of the Issuers and the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
     (c) If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest, and Special Interest, if any, due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest, and Special Interest, if applicable, on them ceases to accrue.
     Section 2.09 Treasury Notes; When Notes are Disregarded.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their respective Affiliates shall be considered as though they are not outstanding; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuers or any other obligor upon the Notes or any Affiliate of any of the Issuers or of such other obligor. The Issuers shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of their respective Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.
     Section 2.10 Temporary Notes.
     Until definitive Notes are ready for delivery, the Issuers may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuers in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.11 Cancellation.
     The Issuers at any time may deliver Notes previously authenticated hereunder that the Issuers have acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Issuers, shall return the same to the Issuers.

     Section 2.12 CUSIP Numbers.
     A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.
     Section 2.13 Deposit of Moneys.
     Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.
     Section 2.14 Book-Entry Provisions for Global Notes.
     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of the Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Exhibit B.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
     (b) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 2.06, the Registrar shall (if one or more Definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and aggregate principal amount.
     (c) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.14(b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.
     (d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (e) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (f) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.14. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     Section 2.15 Transfers of Global Notes and Definitive Notes.
     (a) A transfer of a Global Note or a Definitive Note (including the right to receive principal and interest, and Special Interest, if any, payable thereon) may be made only by the Registrar’s entering the transfer in the Register. Prior to such entry, the Issuers shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.
     (b) Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.
ARTICLE THREE
REDEMPTION
     Section 3.01 Optional Redemption.
     (a) At any time prior to December 15, 2012, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 111.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the applicable Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), with the net cash proceeds of an Equity Offering; provided that:
     (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including Additional Notes, if any) remains outstanding immediately after the occurrence of such redemption; and
     (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     (b) The Notes may be redeemed, in whole or in part, at any time prior to December 15, 2012, at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of such Redemption Date, plus accrued and unpaid interest and Special Interest, if any, to but not including, the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date).
     (c) On or after December 15, 2012, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the 12-month period beginning on December 15 of the years indicated below (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date):

Year	Percentage
2012	105.875%
2013 and thereafter	100.000%
     (d) Except pursuant to Sections 3.01(a)–(b), the Notes will not be redeemable at the Issuers’ option prior to December 15, 2012.
     (e) Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption has complied with the conditions contained herein and in the Notes.
     Section 3.02 Selection of Notes to be Redeemed.
     (a) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption:
     (i) in compliance with applicable law or with the requirements of the principal national securities exchange, if any, subject to the procedures of the Depository, on which such Notes are listed; or
     (ii) if such Notes are not then listed on a national securities exchange, subject to the procedures of the Depository, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $2,000; and provided further, that if a partial redemption is made with the proceeds of an Equity Offering then the Trustee shall select the Notes or portions thereof for redemption only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited.
     (b) The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed. Notes in denominations of $2,000 in principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 in principal amount at Stated Maturity or any integral multiple of $1,000 thereof) of the principal of Notes that have denominations larger than $2,000.
     Section 3.03 Notice of Redemption.
     (a) At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent, provided, however, that a redemption notice may be mailed more than 60 days prior to a Redemption Date if the such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article Eight or Article Twelve, respectively.
     (b) At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense. Failure to give notice of redemption, or any defect therein to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note.

     (c) Each notice of redemption shall identify the Notes to be redeemed and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price and the amount of accrued interest and Special Interest, if any, to be paid to (but not including) the Redemption Date;
     (iii) the name and address of the Paying Agent;
     (iv) the CUSIP number;
     (v) the subparagraph of the Notes pursuant to which such redemption is being made;
     (vi) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest and Special Interest, if any, to (but not including) the Redemption Date;
     (vii) that, unless the Issuers fail to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest and Special Interest, if any, on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest and Special Interest, if any, to (but not including) the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;
     (viii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal applicable amount equal to the unredeemed portion thereof shall be issued; and
     (ix) if fewer than all the applicable Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of the applicable Notes to be redeemed and the aggregate principal amount of the applicable Notes to be outstanding after such partial redemption.
     (d) If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.
     Section 3.04 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Special Interest, if any, to (but not including) the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest and Special Interest, if any, thereon to (but not including) the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. Notices of redemption may not be conditional.

     Section 3.05 Deposit of Redemption Price.
     (a) Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest and Special Interest, if any, to (but not including) the Redemption Date, of all Notes or portions thereof to be redeemed on that date.
     (b) The Paying Agent shall promptly return to the Issuers any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.
     (c) If the Issuers comply with Section 3.05(a), then, unless the Issuers default in the payment of such Redemption Price plus accrued interest and Special Interest, if any, to (but not including) the Redemption Date, on the Notes or portions thereof to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.
     Section 3.06 Notes Redeemed in Part.
     (a) Upon surrender of a Note that is to be redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the Issuers’ expense, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.
     (b) Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
ARTICLE FOUR
COVENANTS
     Section 4.01 Payment of Notes.
     The Issuers shall pay the principal of, or premium, if any, or interest, and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest, and Special Interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate of the Issuers) holds by 11:00 a.m. on that date U.S. Legal Tender designated for and sufficient to pay the installment in full.
     Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.
     Section 4.02 Maintenance of Office or Agency.
     The Issuers shall maintain the office or agency required under Section 2.03. The Issuers shall give written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Issuers hereby appoint Wells Fargo Bank, National Association as its agent to receive all such presentations, surrenders, notices and demands.

     Section 4.03 Corporate Existence.
     Except as otherwise permitted by Article Four, Article Five and Article Ten, the Issuers shall do or cause to be done, at their own cost and expense, all things necessary to preserve and keep in full force and effect their limited liability company or corporate existence, as the case may be, and the limited liability company, partnership or corporate existence of each of the Restricted Subsidiaries of the Company in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuers and each such Restricted Subsidiary; provided that the Issuers shall not be required to preserve and keep in full force and effect any such material right or franchise, or the limited liability company, corporate, partnership or other existence of any of the Restricted Subsidiaries, if the Issuers through appropriate Board Resolution shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
     Section 4.04 Payment of Taxes and Other Claims.
     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or any of their respective properties and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries’ properties.
     Section 4.05 Maintenance of Properties and Insurance; Compliance with Laws.
     (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) the properties that are used or useful in the conduct of the business of the Company and the Restricted Subsidiaries and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on such business.
     (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, is adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and its Restricted Subsidiaries are engaged.
     (c) The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of the businesses of the Company and its Restricted Subsidiaries and the ownership of their properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole, or the ability of the Issuers to perform their obligations hereunder.

     Section 4.06 Compliance Certificate; Notice of Default.
     (a) The Company shall deliver to the Trustee, within ninety (90) days after the end of its fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (at least one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and the other Indenture Documents and further stating, as to each such Officer signing such certificate, that to such Officer’s actual knowledge the Company and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the other Indenture Documents in all material respects and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing; provided, however, that if such Officer has actual knowledge of a Default or Event of Default, such certificate shall describe the Default or Event of Default and its status with particularity.
     (b) The Company shall, so long as any Notes are outstanding, upon any Officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default promptly, but in any event within five (5) Business Days of such Officer becoming aware of such occurrence.
     Section 4.07 Waiver of Stay, Extension or Usury Laws.
     Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any Issuer from paying all or any portion of the principal of, premium, if any, or interest or Special Interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Issuer hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, the Security Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.08 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of the Restricted Subsidiaries of the Company to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter reference period; provided further, however that the amount of Indebtedness that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed $5.0 million at any one time outstanding.

     (b) Section 4.08(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (i) the incurrence by the Company and the Restricted Subsidiaries of the Company of Indebtedness and letters of credit under the New Credit Facility to the extent that the aggregate principal amount at any one time outstanding under this Section 4.08(b)(i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries of the Company, taken as a whole, thereunder) does not exceed the sum of (1) $135.0 million, less the aggregate amount of all Net Proceeds of Asset Sales, all Excess Cash Flow or other amounts, in each case applied since the Issue Date to repay Indebtedness under the New Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 and Section 4.23 plus (2) 10% of the revolving commitments then in effect thereunder; provided, that all such Indebtedness incurred in reliance on this subclause (2) shall consist solely of protective advances and overadvances made by the lenders or agents thereunder and shall not be available to the Company and its Restricted Subsidiaries under any other circumstance;
     (ii) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;
     (iii) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement (and any Exchange Notes and related Guarantees issued in exchange for Additional Notes, if any, pursuant to the Registration Rights Agreement);
     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.08(b)(iv), not to exceed $10.0 million at any time outstanding;
     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.08(a), Section 4.08(b)(ii)–(iv), Section 4.08(b)(xii) or this Section 4.08(b)(v);
     (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (1) if any Issuer or Guarantor is the obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

     (2) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.08(b)(vi);
     (vii) the issuance by any Restricted Subsidiary of the Company to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this Section 4.08(b)(vii);
     (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations and/or Bank Product Obligations in the ordinary course of business;
     (ix) the guarantee by an Issuer or any of the Guarantors of Indebtedness of the Company or any of its Restricted Subsidiaries to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.08; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
     (x) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;
     (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days; and
     (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.08(b)(xii), not to exceed $10 million.
     (c) The Issuers will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of an Issuer solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

     (d) For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.08(b)(i)–(xii), or is entitled to be incurred pursuant to Section 4.08(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.08. Indebtedness under the New Credit Facility outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 4.08(b)(i). The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.08; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur in the aggregate pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     (e) The amount of any Indebtedness outstanding as of any date will be:
     (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
     (1) the Fair Market Value of such assets at the date of determination; and
     (2) the amount of the Indebtedness of the other Person.
     Section 4.09 Limitation on Restricted Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or any of its Restricted Subsidiaries);

     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any Issuer) any Equity Interests of the Issuers or any direct or indirect parent of the Company;
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of an Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or
     (iv) make any Restricted Investment,
(all payments and other actions set forth in Section 4.09(a)(i)–(iv) being collectively referred to as “Restricted Payments”) unless, at the time of and after giving effect to such Restricted Payment:
     (v) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (vi) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter reference period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a); and
     (vii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by Section 4.09(b)(ii)–(ix)), is less than the sum, without duplication, of:
     (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 31, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (2) 100% of the aggregate net cash proceeds received by the Company since the Issue Date (A) as a contribution to its common equity capital (other than Excluded Contributions) or (B) from the issue or sale of Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Equity Interests of the Company (other than Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company) and in each case other than Excluded Contributions; plus
     (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received upon such sale, liquidation or repayment; plus
     (4) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary pursuant to Section 4.15, the lesser of (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus
     (5) 50% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuers for such period.
     (b) The preceding provisions of Section 4.09(a) will not prohibit:
     (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
     (ii) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Issuers (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of Section 4.09(a)(vii)(2);
     (iii) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
     (iv) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
     (v) so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, any direct or indirect parent entity of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any calendar year;
     (vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;
     (vii) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.08(a);

     (viii) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or the conversion or exchange of Capital Stock of any such Person;
     (ix) Restricted Payments that are made with Excluded Contributions;
     (x) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness subordinated to the Notes in accordance with the provisions similar to those described in Section 4.10 and Section 4.22; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;
     (xi) the declaration and payment of dividends by the Issuers to, or the making of loans to, any direct or indirect parent to the extent of amounts required for any direct or indirect parent company, member, shareholder or owner to pay, in each case without duplication:
     (1) franchise and excise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Issuers;
     (2) Tax Payments;
     (3) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and
     (4) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and
     (xii) (1) other Restricted Payments in an aggregate amount not to exceed $5.0 million, plus, (2) so long as the Consolidated Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made would have been no greater than 3.0 to 1.0 (determined on a pro forma basis, as if such Restricted Payment had been made at the beginning of such four-quarter reference period), additional Restricted Payments in an aggregate amount not to exceed $10.0 million.
     (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or any Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment.

     Section 4.10 Limitation on Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this Section 4.10(a), each of the following will be deemed to be cash:
     (1) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of any of the Company or its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;
     (2) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days from receipt thereof, to the extent of the cash received in that conversion; and
     (3) any stock or assets of the kind referred to in Section 4.10(b)(ii) or Section 4.10(b)(iv).
     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:
     (i) to repay Indebtedness and other Obligations under the New Credit Facility and to correspondingly reduce commitments with respect thereto;
     (ii) to acquire assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
     (iii) to make a capital expenditure;
     (iv) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or
     (v) any combination of the foregoing;
provided that if during such 365-day period the Company or any of its Restricted Subsidiaries enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of Section 4.10(b)(ii)–(iv), or any combination thereof, such 365-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

     (c) Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, within five (5) days thereof, the Issuers will make an offer (an “Asset Sale Offer”) to all Holders and, at the Issuers’ option, to holders of other Indebtedness ranking pari passu with the Notes containing provisions similar to the asset sale provisions contained in this Indenture to purchase, prepay or redeem the maximum principal amount of notes that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and any such pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     (e) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.10 by virtue of such compliance.
     Section 4.11 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:
     (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) The restrictions in Section 4.11(a) will not apply to encumbrances or restrictions existing under or by reason of:
     (i) agreements governing Existing Indebtedness as in effect on the Issue Date and agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.08 and, in each case, any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
     (ii) this Indenture, the Notes and the Note Guarantees and the Collateral Documents;
     (iii) the New Credit Facility and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the New Credit Facility;
     (iv) agreements governing other Indebtedness of Foreign Subsidiaries permitted to be incurred under the provisions of Section 4.08 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements;
     (v) applicable law, rule, regulation or order;
     (vi) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (vii) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
     (viii) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.11(a)(iii);
     (ix) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
     (x) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (xi) Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
     (xii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Board of Directors of the Company, which limitation is applicable only to the assets that are the subject of such agreements; and
     (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Section 4.12 Limitation on Liens.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
     Section 4.13 Limitations on Transactions with Affiliates.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each, an “Affiliate Transaction”), unless:
     (i) the Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (ii) (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, such transaction is approved by a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company obtains an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.13(a):
     (i) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
     (iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (iv) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
     (v) any issuance of Equity Interests (other than Disqualified Stock) of the Company or payment of interest on the Notes, if applicable, to Affiliates of the Company;
     (vi) Restricted Payments that do not violate the provisions of Section 4.09 or is a Permitted Investment;

     (vii) loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;
     (viii) the Management Agreement and the payment of all or any portion of the management fees and reimbursement of out-of-pocket expenses to the extent provided for in the Management Agreement so long as, in the case of management fees, no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto;
     (ix) transactions in which the Company delivers to the trustee a written opinion from an independent financial advisor to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries of the Company;
     (x) any contribution of capital to the Company;
     (xi) any agreement or arrangement (other than the Management Agreement) as in effect on the Issue Date and disclosed in the Offering Memorandum and any amendment or modification thereto, provided that such amendment or modification is not disadvantageous to the Company and any relevant Restricted Subsidiary of the Company or to the Holders in any material respect; and
     (xii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary.
     Section 4.14 Additional Subsidiary Guarantees.
     If the Company or any Restricted Subsidiary of the Company acquires or creates another Domestic Subsidiary after the Issue Date and such Domestic Subsidiary becomes a Guarantor under the New Credit Facility, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and substantially concurrently execute a supplemental indenture in substantially the form set forth in Exhibit F and deliver an Opinion of Counsel to the Trustee.
     Section 4.15 Designation of Restricted and Unrestricted Subsidiaries.
     (a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such Restricted Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.09 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
     (b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with Section 4.15(a) and was permitted by Section 4.09. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.08, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.08, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.
     Section 4.16 Perfection of Security Interest.
     The Company shall, and shall cause each of its applicable Restricted Subsidiaries to, at their sole cost and expense, (a) execute and deliver all such agreements and instruments as the Collateral Agent or the Security Trustee, as the case may be, shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents and (b) file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Documents at such times and at such places as the Collateral Agent or the Security Trustee, as the case may be, may reasonably request, in each case subject to the terms of the Collateral Documents.
     Section 4.17 Real Estate Mortgages and Filings.
     With respect to any fee interest (a) in the Mortgaged Real Estate (as such term is defined under the New Credit Facility) or (b) in any real property acquired by the Company or a Domestic Subsidiary after the Issue Date, in each case with a purchase price greater than $1.0 million (individually and collectively, the “Premises”), the Company shall deliver to the Collateral Agent (y) within 90 days of the Issue Date in the case of clause (a), or (z) within 90 days of the acquisition thereof in the case of clause (b), the following:
     (i) as mortgagee, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Domestic Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;
     (ii) mortgagee’s title insurance policies in favor of the Collateral Agent in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, other customary endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon; and
     (iii) with respect to each of the covered Premises, the most recent survey of such Premises, together with either (1) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (2) an affidavit from the Issuers or the applicable Guarantor, as applicable, stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Issuers or Guarantor, as applicable, of such Premises for the Issuers’ or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises.
     Section 4.18 Ship Mortgages, Leasehold Mortgages and Filings; Landlord Waivers.
     (a) The Company or a Domestic Subsidiary shall deliver to the Security Trustee with respect to any vessel for which it has delivered a mortgage under the New Credit Facility, a Ship Mortgage with respect to such vessel, duly executed by the Issuers or the applicable Domestic Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Ship Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the vessels purported to be covered thereby.
     (b) Each of the Company and its Domestic Subsidiaries that is a lessee of, or becomes a lessee of, real property, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver to the extent a landlord waiver is obtained for such real property by the Revolving Facility Collateral Agent, substantially in the form of any landlord waiver agreed by the Revolving Facility Collateral Agent, executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date, the Company or its Domestic Subsidiary that is the lessee thereunder shall use commercially reasonable efforts to satisfy such requirement within 90 days from the Issue Date to the extent a landlord waiver is obtained for such real property by the Revolving Facility Collateral Agent. As used herein “commercially reasonable efforts” means efforts that are commercially reasonable but in no event require the Company or its Domestic Subsidiaries (i) to make payments of any consent fees or other payments to any counterparty to such leases or (ii) to agree to any modifications to the terms of the underlying lease with such counterparty in a manner adverse to the interests of the Company or its Domestic Subsidiary as the case may be.
     Section 4.19 Conduct of Business.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
     Section 4.20 Reports to Holders.
     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Trustee and Holders (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:
     (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and
     (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports;
provided, however, that prior to the consummation of the Exchange Offer, the Issuers will not be required to furnish any 10-K prior to 105 days after the applicable fiscal year or any form 10-Q prior to 60 days following the end of the applicable quarter; provided further, however, that prior to the consummation of the Exchange Offer, such reports will contain financial disclosures, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that is consistent with the presentation in the Offering Memorandum.

     (b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the applicable Issuer’s consolidated financial statements by such Issuer’s certified independent accountants. In addition, following the consummation of the Exchange Offer, the applicable Issuer will file a copy of each of the reports referred to in Section 4.20(a) with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). The filing of such reports with the SEC will constitute delivery thereof to the Holders.
     (c) If, at any time after consummation of the Exchange Offer, no Issuer is subject to the periodic reporting requirements of the Exchange Act for any reason, the applicable Issuer will nevertheless continue filing the reports specified in Section 4.20(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the applicable Issuer’s filings for any reason, such Issuer will post the reports referred to in Section 4.20(a) on its website within the time periods that would apply if such Issuer were required to file those reports with the SEC.
     (d) In the event that any direct or indirect parent company of the Issuers becomes a Guarantor of the Notes, this Indenture will permit the Issuers to satisfy their obligations in this Section 4.20 with respect to financial information relating to the Issuers by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuers and the Restricted Subsidiaries of the Company on a standalone basis, on the other hand.
     (e) If the Issuers have designated any of their Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.15, then the quarterly and annual financial information required by this Section 4.20 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuers and the Restricted Subsidiaries of the Company separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuers.
     (f) The Issuers and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by Section 4.20(a), they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).
     Section 4.21 Payments for Consent.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Section 4.22 Repurchase Upon Change of Control.
     (a) If a Change of Control occurs, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer for such repurchase by the Issuers (a “Change of Control Offer”) on the terms set forth in this Section 4.22. In the Change of Control Offer, the Issuers will offer a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date (a “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
     (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:
     (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.
     (c) The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (d) The provisions of this Section 4.22 will be applicable whether or not any other provisions of this Indenture are applicable.
     (e) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) notice of redemption has been given pursuant to this Indenture as described in Section 4.22(a), unless and until there is a default in payment of the applicable Redemption Price.

     Section 4.23 Excess Cash Flow Offer.
     (a) To the extent that (i) availability under the New Credit Facility on a pro forma basis is not less than the greater of (1) 30% of the commitments thereunder and (2) $40.5 million, (ii) the Company and its Restricted Subsidiaries are in pro forma compliance with the financial covenants under the New Credit Facility (assuming, for purposes of this Section 4.23(a), that such covenants are in effect at all times) and (c) if there is no default or event of default existing under the New Credit Facility, if the Company and its Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending on or about December 31, 2010, each Holder will have the right to require the Issuers, and the Issuers shall make an offer to such Holder (the “Excess Cash Flow Offer”), to repurchase all or any part of that Holder’s Notes (in minimum amounts of $2,000 and integral multiples of $1,000) at a purchase price in cash equal to 100% of the principal amount of the Notes repurchased, plus any accrued and unpaid interest and Special Interest, if any, to the date of purchase (subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of repurchase), with 50% of Excess Cash Flow of the Company and its Subsidiaries on a consolidated basis for such period (less the amount of any open market purchases and any redemptions of Notes pursuant to this Indenture made during such period); provided that, notwithstanding the foregoing, in lieu of, or in combination with, the Excess Cash Flow Offer, the Issuers may repay Indebtedness outstanding under the New Credit Facility as provided in Section 4.23(b).
     (b) Within 90 days after the end of any fiscal year of the Company, the Issuers, subject to the conditions set forth in Section 4.23(a), will make an Excess Cash Flow Offer, or, at the Issuers’ option, repay Indebtedness outstanding under the New Credit Facility (with a corresponding reduction of commitments thereunder) (or any combination of such repurchase or repayment), on the date specified in the notice relating to such Excess Cash Flow Offer, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent. The Issuers will purchase Notes, or such other Indebtedness, validly tendered in response to an Excess Cash Flow Offer in accordance with the procedures set forth in this Indenture and such notice. The Issuers will not be required to make an Excess Cash Flow Offer if the Excess Cash Flow for such relevant fiscal year is less than $1.0 million. With respect to each Excess Cash Flow Offer, the Issuers may reduce the applicable amount of the Excess Cash Flow Offer (the “Excess Cash Flow Offer Amount”) by the aggregate repurchase price of any Notes repurchased by the Issuers in the relevant fiscal year in the open market or redeemed by the Issuers pursuant to this Indenture (to the extent such amount has not previously reduced any Excess Cash Flow Offer Amount). If the aggregate principal amount of Notes plus accrued and unpaid interest thereon tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be accepted for purchase on a pro rata basis. If the aggregate repurchase price of Notes tendered plus accrued and unpaid interest and Special Interest, if any, thereon pursuant to an Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the Issuers may, subject to the other provisions of this Indenture, use any such Excess Cash Flow for any purpose not otherwise prohibited by this Indenture.
     (c) Notwithstanding the foregoing, the Issuers will not be required to make an Excess Cash Flow Offer at any time following the first public offering of the Capital Stock of (i) the Company or (ii) its direct or indirect parent; provided, that within 90 days after the end of any fiscal year following such public offering, the Issuers will make an offer to repurchase Notes, or, at the Issuers’ option, repay Indebtedness outstanding under the New Credit Facility (with a corresponding reduction of commitments thereunder) (or any combination of such repurchase or repayment), in an aggregate principal amount outstanding of $7.5 million on the date specified in the notice relating to such offer. In connection with such offer, the Issuers shall otherwise comply with the procedures applicable to an Excess Cash Flow Offer.

     (d) The Company will comply with the requirements of Rule 14a-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with these provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of this Indenture by virtue of such compliance.
     Section 4.24 Limitation on Capital Expenditures.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, make Capital Expenditures in excess of $22.5 million in any fiscal year, provided that unused amounts may be carried over from the preceding fiscal year for a period of two fiscal years. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will not be required to comply with this Section 4.24 at any time following the occurrence of both (a) the first public offering of the Capital Stock of (i) the Company or (ii) its direct or indirect parent and (b) the Consolidated Leverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available preceding the calculation date of such Consolidated Leverage Ratio being less than 3.0 to 1.0.
ARTICLE FIVE
SUCCESSOR CORPORATION
     Section 5.01 Merger, Consolidation and Sale of Assets.
     (a) The Issuers will not, directly or indirectly: consolidate or merge with or into another Person (whether or not the applicable Issuer is the surviving corporation); or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
     (i) either:
     (1) such Issuer is the surviving corporation, partnership or limited liability company; or
     (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;
     (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;
     (iii) immediately after such transaction, no Default or Event of Default exists; and

     (iv) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than such Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter reference period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a).
     (b) The Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
     (c) Notwithstanding the foregoing, (i) the provisions of this Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; and (ii) Section 5.01(a)(iii) and Section 5.01(a)(iv) will not apply to any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or to any merger or consolidation of an Issuer with or into an Affiliate of such Issuer solely for the purpose of reincorporating such Issuer in another jurisdiction.
     Section 5.02 Successor Entity Substituted.
     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of either Issuer in accordance with Section 5.01, in which the Issuer is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which such Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Issuers and any Guarantors that remain Subsidiaries of the Issuers shall be released from their obligations under this Indenture and the Guarantees.
ARTICLE SIX
DEFAULT AND REMEDIES
     Section 6.01 Events of Default.
     Each of the following events is an “Event of Default”:
     (a) default for 30 days in the payment when due of interest (including Special Interest, if any) on the Notes;
     (b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01;
     (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
     (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
     (ii) results in the acceleration of such Indebtedness prior to its express maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, is greater than or equal to $10.0 million in the aggregate;
     (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction in amounts greater than $10.0 million in the aggregate, which judgments are not paid, discharged or stayed for a period of 60 days;
     (g) unless all of the Collateral has been released in accordance with the provisions of the Collateral Documents, (i) default by the Company or any of its Restricted Subsidiaries in the performance of the Collateral Documents that adversely affects the enforceability, validity, perfection or priority of the Liens on a material portion of the Collateral granted to the Collateral Agent or the Security Trustee for the benefit of the Trustee and the Holders, (ii) any security interest created by any Collateral Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Collateral Documents) with respect to Collateral having a Fair Market Value greater than $15.0 million or (iii) the repudiation by the Company or any of its Restricted Subsidiaries of any of its material obligations under any Collateral Document or the unenforceability of any of the Collateral Documents against the Company or any of its Restricted Subsidiaries for any reason;
     (h) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary (or group of Subsidiaries that constitute a Significant Subsidiary) is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any such Subsidiary or group of Subsidiaries, or any Person acting on behalf of any such Subsidiary or group of Subsidiaries, denies or disaffirms its obligations under its Note Guarantee; and
     (i) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case,
     (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or
     (v) generally is not paying its debts as they become due.

     (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuers that, taken together, would constitute a Significant Subsidiary in an involuntary case;
     (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
     (iii) orders the liquidation of the Issuers or any of the Restricted Subsidiaries of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and such order or decree remains unstayed and in effect for sixty (60) consecutive days.
     Section 6.02 Acceleration.
     (a) If an Event of Default specified in Section 6.01(i)–(j) shall occur and be continuing and has not been waived, all unpaid principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on all of the outstanding Notes will become due and payable immediately without further action or notice.
     (b) If an Event of Default other than as specified in Section 6.01(i)–(j) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on all of the outstanding Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.
     (c) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a) and Section 6.02(b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:
     (i) if the rescission would not conflict with any judgment or decree;
     (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Special Interest, if any, that has become due solely because of the acceleration;
     (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, and Special Interest, if any, which has become due otherwise than by such declaration of acceleration, has been paid;
     (iv) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and its advances; and

     (v) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(i)–(j), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
     (d) No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Section 6.03 Other Remedies.
     (a) If an Event of Default occurs and is continuing, each of the Trustee, the Security Trustee and the Collateral Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest, or Special Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Document.
     (b) Each of the Trustee, the Security Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Security Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     Section 6.04 Waiver of Past Defaults.
     Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, except (other than as provided in Section 6.02(c)) a continuing Default or Event of Default in the payment of interest (including Special Interest) or premium, if any, on, or the principal of, the Notes. When a Default or Event of Default is waived, it is cured and ceases to exist.
     Section 6.05 Control by Majority.
     Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, the Security Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee, the Security Trustee or the Collateral Agent, as the case may be, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.02 and 7.03(f), however, the Trustee, the Security Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction (which direction, if sent to the Trustee, the Security Trustee or the Collateral Agent, as the case may be, shall be in writing) that the Trustee, the Security Trustee or the Collateral Agent, as the case may be, reasonably believes conflicts with any applicable law or this Indenture, that the Trustee, the Security Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee, the Security Trustee or the Collateral Agent, as the case may be, to personal liability; provided that the Trustee, the Security Trustee or the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee, the Security Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction (which direction, if sent to the Trustee, the Security Trustee or the Collateral Agent, as the case may be, shall be in writing).

     Section 6.06 Limitation on Suits.
     Subject to the provisions of Article Seven, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest (including Special Interest, if any,) when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
     (c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (e) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
     Section 6.07 Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 6.08 Collection Suit by Trustee, Security Trustee or Collateral Agent.
     If an Event of Default specified in Section 6.01(a)(i) or Section 6.01(a)(ii) occurs and is continuing, the Trustee, the Security Trustee or the Collateral Agent may recover judgment (a) in its own name and (b)(i) in the case of the Trustee, as trustee of an express trust or (ii) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, or in the case of the Security Trustee, as trustee on behalf o the Secured Parties, in each case against the Issuers or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest, and Special Interest, if any, remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Security Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee, the Security Trustee and the Collateral Agent under the Collateral Documents and Section 7.08.
     Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Collateral Documents and Section 7.08. The Issuers’ payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee, the Security Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10 Priorities.
     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:
          First: to the Trustee, the Security Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.08 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee, the Security Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection) and under the Collateral Documents;
          Second: if the Holders are forced to proceed against the Issuers directly without the Trustee, the Security Trustee or the Collateral Agent, to Holders for their collection costs;
          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Special Interest), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
          Fourth: to the Issuers or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.
     The Trustee, upon prior written notice to the Issuers, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.
     Section 6.11 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee, the Security Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee, Security Trustee or Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, the Security

Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
     Section 6.12 Restoration of Rights and Remedies.
     If the Trustee, the Security Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Security Trustee, the Collateral Agent, or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Security Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Security Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.
ARTICLE SEVEN
TRUSTEE
     Section 7.01 Reserved.
     Section 7.02 Duties of Trustee.
     The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.
     (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of Section 7.02(b);

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture or the Collateral Agreements at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs and expenses which may be incurred by it in compliance with such request, order or direction.
     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.02.
     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.
     (g) The Trustee shall not be liable for the failure to perform its duties and obligations hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.
     (h) The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder, unless such Holder has offered to the Trustee reasonable security and indemnity satisfactory to it against any loss, liability or expense.
     Section 7.03 Rights of Trustee.
     Subject to Section 7.02:
     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated therein.
     (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Section 11.04 and Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records and premises of the Issuers, personally or by agent or attorney and to consult with the officers and representatives of the Issuers, including the Issuers’ accountants and attorneys, at the sole cost of the Issuers. In no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Article Four or Article Five hereof.
     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Company and any Board Resolution shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.
     (h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or shall have received from the Company, any Guarantor or any other obligor upon the Notes, or from any Holder, written notice thereof at its address set forth in Section 11.02, and such notice references the Notes and this Indenture.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (k) The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.
     (l) Delivery of reports, information and documents to the Trustee under Section 4.20 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (m) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (n) Except with respect to receipt of payments on the Notes specified by this Indenture and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to Section 4.06 of this Indenture, the Trustee shall have no duty to review, ascertain, confirm or monitor the Company’s compliance with or breach of any representation, warranty or covenant made in this Indenture.
     Section 7.04 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary of the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.11 and Section 7.12 of this Indenture.
     Section 7.05 Trustee’s Disclaimer.
     (a) The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes or the Collateral Agreements, and it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture, the Notes, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee’s certificate of authentication.
     (b) Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Agreements, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.
     (c) The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Agreement, for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent that the release by it of any Lien in violation of the Collateral Agreements constitutes gross negligence or willful misconduct, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Issuers or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire into the performance or observance of any terms of this Indenture or any other Indenture Document by any Person that is a party thereto.
     Section 7.06 Notice of Default.
     If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Issuers or any Holder, the Trustee shall promptly mail to each Holder, with a copy to the Issuers, notice of the Default or Event of Default, and in any event within thirty (30) days of having actual knowledge or receiving such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment

Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the Holders.
     Section 7.07 Reports by Trustee to Holders.
     (a) Within sixty (60) days after each March 15, beginning with March 15, 2010, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).
     (b) A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed by the Issuers with the SEC, if applicable, and each stock exchange or market, if any, on which the Notes are listed or quoted.
     (c) The Issuers shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d).
     Section 7.08 Compensation and Indemnity.
     (a) The Issuers shall pay to the Trustee, the Security Trustee, the Collateral Agent, Paying Agent and Registrar and each of their respective officers, directors, agents and employees (each, an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Security Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as agreed to between each of the Trustee, the Security Trustee, the Collateral Agent, the Paying Agent and the Registrar, on the one hand, and the Issuers on the other. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or the Collateral Agreements, as the case may be. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party’s agents and outside counsel.
     (b) The Issuers, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture or the Collateral Agreements, or the administration of the trust created hereby, including the reasonable costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.08) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of outside counsel). The Indemnified Party shall notify the Issuers promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Agreements. Failure by an Indemnified Party to so notify any Issuer shall not relieve such Issuer of its obligations hereunder. At the Indemnified Party’s sole discretion, the Issuers shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Issuers shall pay the reasonable fees and expenses of such counsel; provided that the Issuers shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Issuers and the Indemnified Party in connection with such defense, as reasonably determined by the Indemnified Party. No Issuer need pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.
     (c) To secure the Issuers’ payment obligations in this Section 7.08, each Indemnified Party shall have a Lien prior to the Notes on all money, property or Collateral held or collected by the Trustee, in its capacity as Trustee, by the Security Trustee in its capacity as Security Trustee or by the Collateral Agent in its capacity as Collateral Agent, except, in the case of the Trustee, assets or money held in trust to pay principal of or interest on particular Notes.
     (d) When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(i) and Section 6.01(j) occurs, such expenses (including the reasonable fees and expenses of its outside counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.
     (e) The obligations of the Issuers under this Section 7.08 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the resignation or removal of the Trustee.
     (f) The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.
     Section 7.09 Replacement of Trustee.
     (a) The Trustee may resign by providing written notice to the Issuers. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 7.09 shall become effective until the acceptance of appointment by the successor Trustee in accordance with this Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor Trustee. The Issuers may remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.11;
     (ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered into with respect to the Trustee under any Bankruptcy Code;
     (iii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iv) the Trustee becomes incapable of acting with respect to the Notes.
     (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
     (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 7.08. Upon request of the Issuers or the successor Trustee, such retiring Trustee shall at the expense of the Issuers and upon payment of the charges of such retiring Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (d) If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee fails to comply with Section 7.11, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     (g) Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.09, the Issuers’ obligations under Section 7.08 shall continue for the benefit of the retiring Trustee and Indemnified Parties.
     Section 7.10 Successor Trustee by Merger, Etc.
     (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.
     (b) In case any Notes have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion to or consolidation with such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
     Section 7.11 Eligibility; Disqualification.
     (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuers, as obligor of the Notes.
     (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture, (i) eliminate such interest within 90 days, (ii) apply to the SEC for permission to continue as Trustee or (iii) resign.
     Section 7.12 Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
     Section 7.13 Trustee in Other Capacities; Collateral Agent, Security Trustee and Paying Agent.
     References to the Trustee in Sections 7.02(b), (d), (f), (g) and (h), 7.03, 7.04, 7.05, 7.08, and 7.09 shall be understood to include the Trustee when acting in its other capacities under this Indenture and the other Indenture Documents, including, without limitation, as Paying Agent, Security Trustee and Collateral Agent. Without limiting the foregoing, and for the avoidance of doubt, such Sections shall be read to apply to the Security Trustee, the Collateral Agent and the Collateral Agreements, mutatis mutandis, in addition to this Indenture. The privileges, rights, indemnities, immunities and exculpatory provisions contained in this Indenture shall apply to the Trustee, whether it is acting under this Indenture or the other Indenture Documents.
     Section 7.14 Co-Trustees, Co-Collateral Agent, Co-Security Trustee and Separate Trustees, Separate Security Trustees and Separate Collateral Agent.
     (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers, the Trustee and the Collateral Agent shall have the power to appoint, and, upon the written request of the Trustee, the Collateral Agent or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, the Issuers shall for such purpose, join with the Trustee or the Collateral Agent, as the case may be, in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power, deemed necessary or desirable, subject to the other provisions of this Section 7.14. If the Issuers fail to join in such appointment within fifteen (15) days after the receipt by the Company of a request that the Issuers do so, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.
     (b) Should any written instrument from any of the Issuers be required by any co-trustee, co-collateral agent or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by each of the Issuers.
     (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
     (i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.
     (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-collateral agent or separate collateral agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, collateral agent or co-collateral agent or separate collateral agent.
     (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuers, may accept the resignation of or remove any co-trustee, separate trustee, co-collateral agent, or separate collateral agent appointed under this Section 7.14; provided, that, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Issuers. Upon the written request of the Trustee, the Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.14.
     (iv) No co-trustee, co-collateral agent or separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of any other such trustee or collateral agent hereunder.
     (v) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.
     (vi) This Section 7.14 shall apply to the Security Trustee and any related co-security trustee or separate security trustee appointed hereunder.
     Section 7.15 Form of Documents Delivered to Trustee.
     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.
     (b) Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Issuer stating that the information with respect to such factual matters is in the possession of such Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 8.01 Legal Defeasance and Covenant Defeasance.
     (a) The Issuers may, at any time, at the option of the Board of Directors of the Company evidenced by a Board Resolution set forth in an Officers’ Certificate, elect to have either Section 8.01(b) or Section 8.01(c) be applied to the outstanding Notes upon compliance with the applicable conditions set forth in Section 8.01(d).
     (b) Upon the Issuers’ exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuers and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Documents on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) of this Section 8.01(b), and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Documents, except for the following which shall survive until otherwise terminated or discharged hereunder:
     (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Special Interest) or premium, if any, on, such Notes when such payments are due from the trust fund described in Section 8.01(d);
     (ii) the Issuers’ obligations set forth in Section 8.03, subject to compliance with this Section 8.01;
     (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee, the Security Trustee and the Collateral Agent, and the Issuers’ and the Guarantors’ obligations in connection therewith; and
     (iv) the provisions of this Section 8.01.
The Issuers may exercise their option under this Section 8.01(b) notwithstanding the prior exercise of their option under Section 8.01(c) with respect to the Notes.
     (c) Upon the Issuers’ exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), the Issuers and the Guarantors shall be released and discharged from their obligations under any covenant contained in Section 4.05, Sections 4.08–4.20, Sections 4.22–4.23 and Section 5.01, with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied

(hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), subject to the satisfaction of the conditions set forth in Section 8.01(d), all Events of Default set forth in Sections 6.01(c)–(h) shall not constitute Events of Default.
     (d) The following shall be the conditions to application of either Section 8.01(b) or Section 8.01(c) to the outstanding Notes:
     (i) the Issuers shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest (including Special Interest) and premium, if any, on, the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such Stated Maturity for payment or to a particular Redemption Date;
     (ii) in the event the Issuers elect Section 8.01(b), the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (iii) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;
     (iv) in the event the Issuers elect Section 8.01(c), the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (v) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
     (vi) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and
     (vii) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     (e) Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(ii) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (y) have become due and payable or (z) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.
     (f) In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Issuers must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuers.
     Section 8.02 Satisfaction and Discharge.
     In addition to the Issuers’ rights under Section 8.01, the Issuers may terminate all of their obligations under this Indenture (subject to Section 8.03), and this Indenture, the Notes, the Guarantees and the Collateral Documents, and all Liens created thereunder, shall be discharged and shall cease to be in effect when:
     (a) either:
     (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (ii) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or (ii) will become due and payable at their Stated Maturity or are to be called for redemption within one year, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Special Interest, if any, on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be.
     (b) in respect of Section 8.02(a)(ii), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
     (c) an Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;
     (d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and
     (e) the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent under this Indenture to the satisfaction and discharge of this Indenture have been complied with.
     Section 8.03 Survival of Certain Obligations.
     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 2.10, Sections 7.08 and 7.09 and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.08, 8.04, 8.05 and 8.06 and 8.07 shall survive.
     Section 8.04 Acknowledgment of Discharge by Trustee.
     Subject to Section 8.07, after (a) the conditions of Section 8.01 or Section 8.02 have been satisfied, (b) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers and (c) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a) relating to the defeasance or satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Issuers’ obligations under this Indenture except for those surviving obligations specified in Section 8.03 and the Trustee shall execute and deliver to the Issuers any document reasonably requested by the Issuers to effect or evidence any release and discharge of any Lien or Collateral Document contemplated by Section 12.05.
     Section 8.05 Application of Trust Moneys.
     The Trustee shall hold any U.S. Legal Tender or Government Securities deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or Government Securities, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest, and Special Interest, if any, on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender or Government Securities held by it as provided in Section 8.01(d) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     Section 8.06 Repayment to the Issuers; Unclaimed Money.
     Subject to Sections 7.08, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Issuers upon written request from the Issuers any excess U.S. Legal Tender or Government Securities held by them at any time. The Trustee and the Paying Agent shall pay to the Issuers, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Issuers any money held by it for the payment of principal, premium, if any, or interest and Special Interest, if any, that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Issuers, without interest thereon. After payment to the Issuers, Holders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.
     Section 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or Government Securities in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantors’ obligations under this Indenture and each other Indenture Document to which such person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or Government Securities in accordance with Section 8.01 or 8.02; provided, however, that if the Issuers have made any payment of premium, if any, or interest and Special Interest, if any, on or principal of any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or Government Securities held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 9.01 Without Consent of Holders.
     (a) From time to time, the Issuers, the Guarantors and the Trustee, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes and the Guarantees:
     (i) to cure any ambiguity, mistake, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (iii) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, as applicable;
     (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (vi) to conform the text of this Indenture, the Note Guarantees, the Collateral Documents or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect;
     (vii) to enter into additional or supplemental Collateral Documents;
     (viii) to release Collateral in accordance with the terms of this Indenture and the Collateral Documents;
     (ix) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or
     (x) to allow any Guarantor to execute a supplemental indenture in substantially the form set forth in Exhibit F and/or a Note Guarantee with respect to the Notes.
     (b) After an amendment, modification, waiver or supplement under this Section 9.01 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, modification, waiver or supplement. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement.
     Section 9.02 With Consent of Holders.
     (a) The Issuers and the Guarantors, when authorized by a Board Resolution and the Trustee, the Security Trustee or the Collateral Agent, as applicable, together with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), may amend or supplement this Indenture, the Notes, any Collateral Document, the Guarantees or, with the additional consent of the Lenders, the Intercreditor Agreement, without notice to any other Holders. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may waive compliance with any provision of this Indenture, the Notes or the Guarantees without notice to any other Holder; provided that no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent of each Holder of each Note adversely affected thereby:
     (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions under Section 4.10, Section 4.22 and Section 4.23);
     (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
     (iv) waive a Default or Event of Default in the payment of principal of, or interest (including Special Interest) or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (v) make any Note payable in money other than that stated in the Notes;
     (vi) make any change in the provisions of Section 6.04 or any other provision of this Indenture relating to the rights of Holders to receive payments of principal of, or interest (including Special Interest) or premium, if any, on, the Notes;
     (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10, Section 4.22 and Section 4.23);
     (viii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms hereof; or
     (ix) make any change to Section 9.01 and this Section 9.02 in the preceding amendment and waiver provisions.
     (b) No amendment, supplement to, or waiver of, the provisions of this Indenture or any Collateral Document shall, without the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, have the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes.
     (c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 9.03 Compliance with TIA.
     Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Documents, the Guarantees or the Intercreditor Agreement shall comply with the TIA as then in effect.
     Section 9.04 Revocation and Effect of Consents.
     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Issuers received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Document or the Intercreditor Agreement, the Collateral Agent or the Security Trustee, as the case may be, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee, the Security Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee, the Security Trustee or the Collateral Agent, as the case may be.
     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of Section 9.02(a)(i)–(ix), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest and Special Interest, if any, on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
     Section 9.05 Notation on or Exchange of Notes.
     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver the Note to the Trustee. The Trustee at the written direction of the Issuers may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Issuers.
     Section 9.06 Trustee to Sign Amendments, Etc.
     The Trustee, the Security Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee, the Security Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the rights, duties or immunities of the Trustee, the Security Trustee or the Collateral Agent, as the case may be, under this Indenture, any Collateral Document or the Intercreditor Agreement. The Trustee, the Security Trustee and the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee, the Security Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Issuers.
ARTICLE TEN
GUARANTEE
     Section 10.01 Guarantee.
     Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders, the Trustee, the Security Trustee and the Collateral Agent and their respective successors and assigns that (a) the principal of, premium, if any and interest, and Special Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other Obligations of the Issuers to the Holders, the Trustee, the Security Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Document shall be promptly paid in full or performed, all in accordance with the terms hereof or thereof; and (b) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b), to the limitations set forth in Section 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or any Collateral Document, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Issuer, any right to require a proceeding first against any Issuer, protest, notice and all demands whatsoever, in each case, other than the defense that the principal of, premium, if any and interest, and Special Interest, if any, on the Notes shall have been paid in cash, to the extent of any such payments and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under U.S. federal or state law. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against any Issuer for reimbursement and any claim against any other Guarantor for contribution. Each Guarantor may consolidate with or merge into or sell its assets to any Issuer or another Guarantor without limitation in accordance with Section 5.01, Section 4.10 and Section 10.04. If any Holder, the Collateral Agent, the Security Trustee or the Trustee is required by any court or otherwise to return to any Issuer, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to any Issuer or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee, the Collateral Agent, the Security Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each

Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent, the Security Trustee and the Trustee, on the other hand, (y) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (z) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.
     Section 10.02 Release of a Guarantor.
     (a) A Guarantor will be released without further action required on the part of the Trustee or any Holder:
     (i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, provided, that such sale or other disposition does not violate the provisions of Section 4.10;
     (ii) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, provided that such sale or other disposition does not violate the provisions of Section 4.10 and, provided further that the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;
     (iii) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance Section 4.15;
     (iv) if the Issuers exercise their Legal Defeasance or Covenant Defeasance option pursuant to Section 8.01; or
     (v) upon satisfaction and discharge of this Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest and Special Interest, if any, on the Notes and all other Obligations that are then due and payable pursuant to Section 8.02.
     (b) The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to compliance with this Section 10.02. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.
     Section 10.03 Limitation of Guarantor’s Liability.
     Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.
     Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.
     (a) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.10) will not, and the Issuers will not cause or permit any Guarantor to, sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) with or into any Person other than the Issuers or any other Guarantor unless:
     (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (ii) either:
     (1) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, the Registration Rights Agreement, the Collateral Documents and the Intercreditor Agreement pursuant to a supplemental indenture and appropriate Collateral Documents satisfactory to the trustee; or
     (2) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.
     (b) This Section 10.04 will not apply to any merger or consolidation of (i) a Guarantor with and into an Issuer (with such Issuer being the surviving entity) or another Guarantor or (ii) a Guarantor or an Issuer with an Affiliate of such Guarantor or Issuer organized solely for the purpose of reincorporating such Guarantor or Issuer in another jurisdiction in the United States or any state thereof or the District of Columbia.
     Section 10.05 Contribution.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.
     Section 10.06 Waiver of Subrogation.
     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
     Section 10.07 Waiver of Stay, Extension or Usury Laws.
     Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     Section 10.08 Evidence of Guarantee.
     To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the applicable forms included in the Notes attached as Exhibit A. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer by manual or facsimile signature.
     If an Officer whose signature is on a notation of the Guarantee was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates a Note on which such notation of Guarantee appears, such notation of Guarantee shall nevertheless be valid.
     Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
ARTICLE ELEVEN
MISCELLANEOUS
     Section 11.01 TIA Controls.
     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.
     Section 11.02 Notices.
     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, regular mail, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
          if to the Issuers:
United Maritime Group, LLC,
Attention: Walt Bromfield,
601 South Harbour Island Boulevard
Tampa, Florida 33602
Telephone: 813-209-4202
Facsimile: 813-209-4202

          with a copy to:
Willkie Farr & Gallagher LLP
Attention: Cristopher Greer, Esq.
787 Seventh Avenue
New York, New York 10019
Telephone: 212-728-8000
Facsimile: 212-728-9214
          if to the Trustee, Security Trustee and Collateral Agent:
Wells Fargo Bank, N.A.
Corporate Trust Services
Attention: Elizabeth Wagner
7000 Central Parkway, Suite 550
Atlanta, Georgia 30328
Telephone: 770-551-5114
Facsimile: 770-551-5118
          with a copy to:
Dorsey & Whitney LLP
Attention: Mark Jutsen, Esq.
250 Park Avenue
New York, New York 10177-1500
Telephone: 212-415-9335
Facsimile: 212-953-7201
     Each of the Issuers and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) days after mailing if sent by registered or certified mail, postage prepaid. Notwithstanding anything to the contrary contained herein, notices to the Trustee shall be effective only upon actual receipt by the Trustee.
     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be deemed duly given only upon receipt.
     Section 11.03 Communications by Holders with Other Holders.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Document, any Guarantee or the Notes. The Issuers, the Trustee, the Collateral Agent, the Security Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

     Section 11.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuers or any Guarantor to the Trustee, the Security Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture or any Collateral Document, the Issuers shall furnish to the Trustee, the Security Trustee or the Collateral Agent, as the case may be, upon request:
     (a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, the Security Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuers or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Document relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuers or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Document relating to the proposed action have been complied with.
     Section 11.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Document, other than the Officers’ Certificate required by Section 4.06, shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.
     Section 11.06 Rules by Trustee, Paying Agent, Registrar.
     The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
     Section 11.07 Legal Holidays.
     A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, in the city in which the Corporate Trust Office of the Trustee is located or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 11.08 Governing Law.
     THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.
     Section 11.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 11.10 No Personal Liability of Directors, Officers, Employees, Members and Stockholders.
     No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.
     Section 11.11 Successors.
     All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their successors. All agreements of each of the Trustee, the Security Trustee and the Collateral Agent in this Indenture shall bind its respective successors.
     Section 11.12 Duplicate Originals.
     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     Section 11.13 Severability.
     In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 11.14 Waiver of Jury Trial.
     THE ISSUERS AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE

NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
ARTICLE TWELVE
SECURITY
     Section 12.01 Grant of Security Interest.
     (a) To secure the due and punctual payment of the principal of, premium, if any, and interest, or Special Interest, if any, on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuers and the Guarantors to the Holders, the Collateral Agent, the Security Trustee or the Trustee under this Indenture, the Collateral Documents, the Guarantees and the Notes, the Issuers and the Guarantors hereby covenant to cause the Collateral Documents to be executed and delivered concurrently with this Indenture. The Collateral Documents shall provide for the grant by the Issuers and Guarantors party thereto to the Collateral Agent and the Security Trustee security interests in the Collateral.
     (b) Each Holder, by its acceptance of a Note, (i) confirms the appointment of the Collateral Agent to act as the Issuers’ agent, (ii) confirms the appointment of the Security Trustee as Security Trustee under the Ship Mortgages and (iii) (1) consents and agrees to the terms of each Collateral Document and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, (2) authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith and (3) confirms that the Security Trustee is authorized and directed to enter into the Ship Mortgages and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done, at their sole cost and expense, all such actions and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents and the Intercreditor Agreement, to assure and confirm to the Collateral Agent and the Security Trustee the security interests in the Collateral contemplated hereby and by the Collateral Documents and the Intercreditor Agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed. The Company shall, and shall cause each of its Restricted Subsidiaries to, take any and all actions required or as may be requested by the Collateral Agent or the Security Trustee to cause the Collateral Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Documents and the Guarantees valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent or the Security Trustee, as the case may be, superior to and prior to the rights of all third Persons, and subject to no other Liens, in each case, except as expressly provided herein or therein.
     Section 12.02 Recording and Opinions.
     (a) The Issuers shall, and shall cause each of the Restricted Subsidiaries of the Company to, at their sole cost and expense, take or cause to be taken all action required to perfect, maintain, preserve and protect the security interests in the Collateral granted by the Collateral Documents (except as expressly provided herein or therein), including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral

Agent, the Security Trustee and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Pledge Agreement, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank, it being understood that concurrently with the execution of this Indenture, the Issuers and the Restricted Subsidiaries of the Company have delivered financing statements for filing by the Initial Purchasers or their agents. The Issuers shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
     (b) The Issuers shall furnish to the Trustee, the Security Trustee and the Collateral Agent (if other than the Trustee), on or within one month of December 22 of each year, commencing December 22, 2010, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Documents.
     Section 12.03 Release of Collateral.
     (a) Neither the Collateral Agent nor the Security Trustee shall at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Documents.
     (b) At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Documents (except to the extent specifically provided in any such provision) shall be effective as against the Holders.
     (c) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Issuers shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in any Issuer or in any Affiliate of any Issuer and (iii) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuers. The Trustee, the Security Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.
     (d) Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Issuers, the Trustee shall instruct the Collateral Agent and the Security Trustee to execute and deliver such documents, instruments and statements and to take all such other actions promptly upon receipt of such instructions from the Trustee as the Issuers may reasonably request to evidence or confirm that the Collateral falling under this Section 12.03 has been released from the Liens of each of the Collateral

Documents. The Collateral Agent and the Security Trustee shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.
     Section 12.04 Specified Releases of Collateral.
     (a) Notwithstanding anything to the contrary in Section 12.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, including the Intercreditor Agreement, or as provided hereby. Whether prior to or after the Revolving Credit Obligations have been paid in full, the Issuers and each Guarantor will be entitled to releases of assets included in the Collateral from the Noteholder Liens securing the Noteholder Obligations under the Notes, this Indenture, the Noteholder Guarantees and the other Collateral Documents under any one or more of the following circumstances:
     (i) to enable the Issuers or such Guarantor to consummate asset dispositions permitted or not prohibited under Section 4.10;
     (ii) if any Subsidiary of the Issuers that is a Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture, the assets of such Subsidiary will also be released from the Noteholder Liens securing its Note Guarantee and the other Collateral Documents; or
     (iii) if required in accordance with the terms of the Intercreditor Agreement.
     (b) Upon receipt of such Officers’ Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers, the Collateral Agent or the Security Trustee shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents, including the Intercreditor Agreement.
     Section 12.05 Release upon Satisfaction or Defeasance of all Outstanding Obligations.
     The Noteholder Liens on the Collateral that secure the notes and the Note Guarantees also will be released:
     (a) if the Issuers exercises their Legal Defeasance option or Covenant Defeasance option as described under Section 8.01;
     (b) upon satisfaction and discharge of this Indenture or payment in full in cash of the principal of, and premium, if any, and accrued and unpaid interest on, the notes and all other Noteholder Obligations under this Indenture and the Collateral Documents that are then due and payable as described under Section 8.02; or
     (c) with the consent of Noteholder Secured Parties, in compliance with the amendment and waiver provisions of this Indenture as described under Section 9.02.
     Section 12.06 Form and Sufficiency of Release.
     In the event that any Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or Guarantor, and such Issuer or Guarantor requests in writing the Collateral Agent or the Security Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent or the Security Trustee, as applicable, shall execute, acknowledge and deliver to such Issuer or Guarantor (in proper form-prepared by such Issuer or Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent or the Security Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.
     Section 12.07 Purchaser Protected.
     No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee, the Security Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuers be under any obligation to ascertain or inquire into the authority of the Issuers to make such sale or other disposition.
     Section 12.08 Authorization of Actions to be Taken by the Collateral Agent and the Security Trustee Under the Collateral Documents.
     Subject to the provisions of the applicable Collateral Documents, the Trustee and each Holder, by acceptance of its Note(s) agrees that (a) the Collateral Agent and the Security Trustee shall execute and deliver the Collateral Documents and act in accordance with the terms thereof, (b) each of the Collateral Agent and the Security Trustee may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral Documents and (c) the Collateral Agent and the Security Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as any of the Collateral Agent or the Security Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Security Trustee, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent or the Security Trustee may, at the expense of the Issuers, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.
     Section 12.09 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
     Each of the Collateral Agent and the Security Trustee is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.
     Section 12.10 Intercreditor Agreement.
     This Article Twelve, the Security Agreement, the Pledge Agreement and the Mortgages are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Article 12, the Security Agreement or the Mortgages, the terms of the Intercreditor Agreement shall govern.
ARTICLE THIRTEEN
COLLATERAL AGENT AND SECURITY TRUSTEE
     Section 13.01 Appointment of Collateral Agent and Security Trustee.
     (a) Each of the Issuers and the Guarantors hereby appoints and designates Wells Fargo Bank, National Association, to act as Collateral Agent under this Indenture to hold for the benefit of the Holders any and all of the Collateral Documents (other than the Ship Mortgages) on the terms and conditions provided herein and in such Collateral Documents, and Wells Fargo Bank, National Association hereby accepts such appointment and designation.
     (b) Each of the Issuers and the Guarantors hereby appoints and designates Wells Fargo Bank, National Association, to act as Security Trustee under this Indenture to hold for the benefit of the Holders the Ship Mortgages on the terms and conditions provided herein and in such Ship Mortgages, and Wells Fargo Bank, National Association hereby accepts such appointment and designation.
     Section 13.02 Rights, Duties and Responsibilities of the Security Trustee and the Collateral Agent.
     The rights, duties and responsibilities of the Security Trustee and the Collateral Agent shall be as set forth herein, including, but not limited to the provisions of Article Seven, Article Nine, Article Ten and Article Twelve.
[Signature Pages Follow]

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

ISSUERS UNITED MARITIME GROUP, LLC
By:	/s/ Sal Litrico
	Name:	Sal Litrico
	Title:	Chief Executive Officer

UNITED MARITIME GROUP FINANCE CORP.
By:	/s/ Sal Litrico
	Name:	Sal Litrico
	Title:	Chief Executive Officer

[Remainder of Page Intentionally Left Blank]
Signature Page to Indenture
(Issuers)

SUBSIDIARY GUARANTORS U.S. UNITED BULK TERMINAL, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED OCEAN SERVICES, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

UMG TOWING, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED BARGE LINE, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED BULK LOGISTICS, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

Signature Page to Indenture
(Subsidiary Guarantors)

U.S. UNITED OCEAN HOLDING, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED OCEAN HOLDING II, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

U.S. UNITED INLAND SERVICES, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

TINA LITRICO, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer
MARY ANN HUDSON, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

SHEILA MCDEVITT, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

Signature Page to Indenture
(Subsidiary Guarantors)

MARIE FLOOD, LLC
By:	/s/ Walter Bromfield
	Name:	Walter Bromfield
	Title:	Chief Financial Officer

Signature Page to Indenture
(Guarantors)

TRUSTEE WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Mark F. McLaughlin
	Name:	Mark F. McLaughlin
	Title:	Vice President

COLLATERAL AGENT WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Mark F. McLaughlin
Name:
Title:

SECURITY TRUSTEE WELLS FARGO BANK, NATIONAL ASSOCIATION, as Security Trustee
By:	/s/ Mark F. McLaughlin
Name:
Title:

[Remainder of Page Intentionally Left Blank]
Signature Page to Indenture
(Trustee, Collateral Agent and Security Trustee)

EXHIBIT A
UNITED MARITIME GROUP, LLC
UNITED MARITIME GROUP FINANCE CORP.
11 3/4% SENIOR SECURED NOTES DUE 2015

CUSIP No.	Initial Principal Balance of this Certificate
Certificate No.	U.S.$
     United Maritime Group, LLC, a Florida limited liability company (the “Company”), and United Maritime Group Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), for value received promises to pay to Cede & Co., or registered assigns, the principal sum of                      DOLLARS ($                    ), on June 15, 2015, and to pay interest thereon as hereinafter set forth.
          Interest Rate: 11 3/4% per annum.
          Interest Payment Dates: Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2010.
          Record Dates: June 1 and December 1.
          Reference is made to the further provisions of this Note contained on the reverse side of this Note, which shall, for all purposes, have the same effect as if set forth at this place.
[Signature Page Follows]

     IN WITNESS WHEREOF, the each Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first above written.

UNITED MARITIME GROUP, LLC
By:
Name:
Title:

UNITED MARITIME FINANCE CORP.
By:
Name:
Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION
     As of the date above first written, this is one of the 11 3/4% Senior Secured Notes due 2015 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

(REVERSE OF SECURITY)

11 3/4% SENIOR SECURED NOTES DUE 2015
     1. Interest. United Maritime Group, LLC, a Florida limited liability company, and United Maritime Group Finance Corp., a Delaware corporation (together, the “Issuers,” which term includes any successors under the Indenture (as defined below)), promise to pay interest on the principal amount of this Note at 11 3/4% per annum from the Issue Date until maturity. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 15, 2010. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal and interest will accrue at a rate that is 2% higher than the then applicable interest rate on the Notes. The Issuers will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.
     [Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.]1
     2. Method of Payment. The Issuers shall pay interest on the Notes to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date (whether or not a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in U.S. Legal Tender. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Issuers elect to make interest payments by check mailed to the registered Holders at their address set forth in the register of Holders.
     3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders. The Trustee will initially act as Collateral Agent and Security Trustee with respect to the Notes. The Issuers or any of their Subsidiaries may act in any such capacity.
     4. Indenture. The Notes and the Note Guarantees were issued under an Indenture, dated as of December 22, 2009, among the Issuers, the Guarantors named therein, the Trustee, the Security Trustee and the Collateral Agent (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by express reference to the TIA, as amended from time to time. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to in the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Issuers. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.
     5. Optional Redemption.
          (a) At any time prior to December 15, 2012, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon

[1]	To be used for Regulation S Temporary Global Note only.

not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 111.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to, but not including, the applicable Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), with the net cash proceeds of an Equity Offering; provided that:
          (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including Additional Notes, if any) remains outstanding immediately after the occurrence of such redemption; and
          (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
          (b) The Notes may be redeemed, in whole or in part, at any time prior to December 15, 2012, at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest and Special Interest, if any, to but not including, the applicable Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date).
          (c) On or after December 15, 2012, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the 12-month period beginning on December 15 of the years indicated below (subject to the rights of Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date):

Year	Percentage
2012	105.875%
2013 and thereafter	100.000%
          (d) Except pursuant to Sections 5(a)—(b), the Notes will not be redeemable at the Issuers’ option prior to December 15, 2012.
          (e) At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent, provided, however, that a redemption notice may be mailed more than 60 days prior to a Redemption Date if the such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article Eight or Article Twelve of the Indenture, respectively. At the Issuers’ written request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense. Failure to give notice of redemption, or any defect therein to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note.
          (f) Once notice of redemption is mailed in accordance with Section 5(e), Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest and Special Interest, if any, to (but not including) the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest and Special Interest, if any, thereon to (but not including) the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. Notices of redemption may not be conditional.
          (g) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption:
          (1) in compliance with applicable law or with the requirements of the principal national securities exchange, if any, subject to the procedures of the Depository, on which such Notes are listed; or
          (2) if such Notes are not then listed on a national securities exchange, subject to the procedures of the Depository, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to less than $2,000; and provided further, that if a partial redemption is made with the proceeds of an Equity Offering then the Trustee shall select the Notes or portions thereof for redemption only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited.
          (h) The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed. Notes in denominations of $2,000 in principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to $2,000 in principal amount at Stated Maturity or any integral multiple of $1,000 thereof) of the principal of Notes that have denominations larger than $2,000.
          (i) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal applicable amount equal to the unredeemed portion thereof shall be issued.
     6. Offers to Purchase. Sections 4.10, 4.22 and 4.23 of the Indenture provide that (a) after certain Asset Sales, (b) upon the occurrence of a Change of Control and (c) in certain events in which the Company and its Subsidiaries have excess cash, and subject to further limitations contained therein, the Issuers will make an offer to purchase the Notes at the prices and in accordance with the procedures set forth in the Indenture.
     7. Denominations; Transfer; Exchange. The Notes shall be issuable in fully registered form only, without coupons, in denominations of $2,000 in principal amount and any integral multiple of $1,000 thereof. A Holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The Registrar and Trustee may require a Holder or beneficial owner of an interest in a Global Note, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes or interest in a Global Note. Holders will be required to pay all taxes due on transfer. None of the Issuers, the Trustee or the Registrar shall be required (a) to issue, to register the transfer of or to exchange any Notes during a period of fifteen (15) days before the day of any selection of Notes for redemption under Section 5 and ending at the close of business on the day of selection, (b) to register the transfer of or to exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
     8. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of such Note for all purposes. Only registered Holders shall have rights under the Indenture, the Intercreditor Agreement and the Collateral Documents.
     9. Unclaimed Money. If money for the payment of principal, premium, if any, interest or Special Interest, if any, remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money without interest thereon back to the Issuers upon written request. After payment to the Issuers, Holders entitled to money must look solely to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
     10. Discharge Prior to Redemption or Maturity. If the Issuers at any time deposit with the Trustee U.S. Legal Tender or Government Securities (or any combination thereof) sufficient to pay the principal of, interest on and Special Interest, if any, on the Notes to redemption or stated maturity and comply with the other provisions of the Indenture relating thereto, the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest on and Special Interest, if applicable, on the Notes when such payments are due from the deposits referred to above.
     11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Guarantees, the Intercreditor Agreement (subject to the additional consent of the parties thereto) may be amended or supplemented with authorization by a Board Resolution and the Trustee, the Security Trustee or the Collateral Agent, as applicable, together with written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and the Notes, the Guarantees and the Intercreditor Agreement (subject to the additional consent of the parties thereto) and any Collateral Document may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without consent of any Holder, the Issuers, the Guarantors and the Trustee may amend, modify, waive or supplement the Indenture, the Notes and the Guarantees to, among other things (as provided in the Indenture), cure any ambiguity, mistake, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, conform the text of the Indenture, the Note Guarantees, the Collateral Documents or the Notes to any provision of the “Description of Notes” set forth in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to enter into additional or supplemental Collateral Documents, to release Collateral in accordance with the terms of the Indenture and the Collateral Documents or make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such holder.
     12. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default specified in Section 6.01(i)—(j) of the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all unpaid principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on all of the outstanding Notes to be due and payable immediately. If an Event of Default specified in Section 6.01(i)—(j) of the Indenture occurs and is continuing and has not been waived, all unpaid principal of, and premium, if any, and accrued and unpaid interest and Special Interest, if any, on all of the outstanding Notes will become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in principal amount of the outstanding Notes to direct the Trustee in its exercise of any trust or power. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any applicable law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium) if it determines that withholding notice is in their interest.
     13. Trustee Dealings with Issuers. If the Trustee becomes a creditor of an Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuers or their Affiliates as if it were not Trustee; provided, however, that if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.
     14. No Recourse Against Others. No past, present or future director, manager, officer, employee, incorporator, member or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     15. Note Guarantees. Payment of principal, premium, if any, interest and Special Interest, if any, on the Notes, is unconditionally guaranteed, jointly and severally, by each Guarantor.
     16. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.
     17. Governing Law. THE INDENTURE, THE NOTES, THE GUARANTEES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     18. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     19. Conflicts with the Indenture. This Note is subject to all terms and conditions of the Indenture. To the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern.
     20. Security. The Issuers’ and Guarantors’ obligations under the Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Documents. The actions of the Trustee, the Security Trustee, the Collateral Agent and the Holders secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Documents.
     21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.
     The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Collateral Documents. Requests may be made to:
United Maritime Group, LLC
601 S. Harbour Island Boulevard, Suite 230
Tampa, Florida 33602
Attention: Walt Bromfield

ASSIGNMENT FORM
     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) December 22, 2010, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:
[Check One]
(a)	to the Issuers or a subsidiary thereof; or

(b)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(c)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(d)	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(e)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or either Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in (i) the Securities Transfer Agent Medallion Program (“STAMP”); (ii) The New York Stock Exchange Medallion Program (“MNSP”); (iii) The Stock Exchange Medallion Program (“SEMP”); or (iv) such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, MNSP or SEMP, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10, Section 4.22 and Section 4.23 of the Indenture, check the appropriate box:

☐ Section 4.10	☐ Section 4.22	☐ Section 4.23
     If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.10, Section 4.22 or Section 4.23 of the Indenture, state the amount you elect to have purchased:
$
(multiple of $1,000)

Date:	Your signature:

(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in (i) the Securities Transfer Agent Medallion Program (“STAMP”); (ii) The New York Stock Exchange Medallion Program (“MNSP”); (iii) The Stock Exchange Medallion Program (“SEMP”); or (iv) such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, MNSP or SEMP, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of an interest in this Global Note for an interest in another Global Note, or exchanges of an interest in another Global Note for an interest in this Global Note have been made:

	Amount of Increase	Amount of Decrease	Signature of
	in Principal of	in Principal of	Authorized Officer
Date of Exchange of	Amount of this	Amount of this	of Trustee or Note
this Global Note	Global Note	Global Note	Custodian

EXHIBIT B
FORM OF 11 3/4% SENIOR SECURED NOTE
[Global Note Legend]
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR OF DTC. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
     [[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Note Legend]
     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
     THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE

ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Temporary Regulation S Global Note Legend]
     EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE ISSUERS, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
     AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
     AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN

EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT AT MATURITY OF NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
     BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Physical Securities Legend]
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

EXHIBIT C
FORM OF NOTATION OF GUARANTEE
          For value received, each of the undersigned and their respective successors or assigns (collectively, the “Guarantors”) under the Indenture dated as of December 22, 2009, among the United Maritime Group, LLC, a Florida limited liability company (the “Company”), United Maritime Group Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), the Guarantors and Wells Fargo Bank, National Association, as Trustee, Security Trustee and Collateral Agent (the “Indenture”) has jointly and severally with each of the other Guarantors, irrevocably and unconditionally guaranteed on a senior secured basis to the extent set forth in Article Ten of the Indenture (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, and the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in this Note, the Indenture and the Collateral Documents and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.
          THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE AS ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          THIS IS A CONTINUING GUARANTEE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE BINDING UPON EACH GUARANTOR AND ITS SUCCESSORS AND ASSIGNS UNTIL FULL AND FINAL PAYMENT OF ALL OF THE ISSUERS’ OBLIGATIONS UNDER THE NOTES AND THE INDENTURE OR UNTIL RELEASED OR LEGALLY DEFEASED IN ACCORDANCE WITH THE INDENTURE AND SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE TRUSTEE AND THE HOLDERS, AND, IN THE EVENT OF ANY TRANSFER OR ASSIGNMENT OF RIGHTS BY ANY HOLDER OR THE TRUSTEE, THE RIGHTS AND PRIVILEGES HEREIN CONFERRED UPON THAT PARTY SHALL AUTOMATICALLY EXTEND TO AND BE VESTED IN SUCH TRANSFEREE OR ASSIGNEE, ALL SUBJECT TO THE TERMS AND CONDITIONS HEREOF. THIS IS A GUARANTEE OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTIBILITY.
          THIS GUARANTEE SHALL NOT BE VALID OR OBLIGATORY FOR ANY PURPOSE UNTIL THE CERTIFICATE OF AUTHENTICATION ON THE NOTE UPON WHICH THIS GUARANTEE IS NOTED SHALL HAVE BEEN EXECUTED BY THE TRUSTEE UNDER THE INDENTURE BY THE MANUAL SIGNATURE OF ONE OF ITS AUTHORIZED OFFICERS.

     IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

GUARANTORS U.S. UNITED BARGE LINE, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED OCEAN SERVICES, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED BULK TERMINAL, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED INLAND SERVICES, LLC, as a Guarantor
By:
Name:
Title:

UMG TOWING, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED BULK LOGISTICS, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED OCEAN HOLDING, LLC, as a Guarantor
By:
Name:
Title:

U.S. UNITED OCEAN HOLDING II, LLC, as a Guarantor
By:
Name:
Title:

TINA LITRICO, LLC, as a Guarantor
By:
Name:
Title:

MARY ANN HUDSON, LLC, as a Guarantor
By:
Name:
Title:

SHEILA MCDEVITT, LLC, as a Guarantor
By:
Name:
Title:

MARIE FLOOD, LLC, as a Guarantor
By:
Name:
Title:

EXHIBIT D
FORM OF CERTIFICATE OF TRANSFER
United Maritime Group, LLC
601 S. Harbour Island Boulevard, Suite 230
Tampa, Florida 33602
Attention: Walt Bromfield
Wells Fargo Bank, National Association
DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
     Re: 11 3/4% Senior Secured Notes due 2015
Reference is hereby made to the Indenture, dated as of December 22, 2009 (the “Indenture”), among United Maritime Group, LLC, a Florida limited liability company (the “Company”), United Maritime Group Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, Security Trustee and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                        , (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $                     in such Notes or interests (the “Transfer”), to                                                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ¨ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ¨ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ¨ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ¨ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ¨ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ¨ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ¨ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ¨ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ¨ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ¨ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ¨ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
¨ a beneficial interest in the:
(i)	¨ 144A Global Note (CUSIP ), or

(ii)	¨ Regulation S Global Note (CUSIP ), or

(iii)	¨ IAI Global Note (CUSIP ); or
(b)	¨ a Restricted Definitive Note.
2. After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	¨ a beneficial interest in the:
(i)	¨ 144A Global Note (CUSIP ), or

(ii)	¨ Regulation S Global Note (CUSIP ), or

(iii)	¨ IAI Global Note (CUSIP ); or

(iv)	¨ Unrestricted Global Note (CUSIP ); or
(b)	¨ a Restricted Definitive Note; or

(c)	¨ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT E
FORM OF CERTIFICATE OF EXCHANGE
United Maritime Group, LLC
601 S. Harbour Island Boulevard, Suite 230
Tampa, Florida 33602
Attention: Walt Bromfield
Wells Fargo Bank, National Association
DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
     Re: 11 3/4% Senior Secured Notes due 2015
Reference is hereby made to the Indenture, dated as of December 22, 2009 (the “Indenture”), among United Maritime Group, LLC, a Florida limited liability company (the “Company”), United Maritime Group Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, Security Trustee and Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                        , (the “Owner”) owns and proposes to exchange the Notes or interest in such Notes specified herein, in the principal amount of $                     in such Notes or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ¨ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ¨ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ¨ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note, ¨ Regulation S Global Note, ¨ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE TO BE
DELIVERED BY SUBSEQUENT GUARANTORS
     This Supplemental Indenture (the “Supplemental Indenture”), dated as of                     , ___, among                                          (the “Guaranteeing Subsidiary”), United Maritime Group, LLC, a Florida limited liability company (the “Company”), United Maritime Group Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture hereinafter referred to), and Wells Fargo Bank, National Association, as Trustee, Security Trustee and Collateral Agent under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Issuers and the Guarantors (as defined in the Indenture) have heretofore executed and delivered to the Trustee an indenture dated as of December 22, 2009 (the “Indenture”), providing for the issuance of 11 3/4% Senior Secured Notes due 2015 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which it shall unconditionally guaranty all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth therein and herein (the “Supplemental Note Guarantee”); and
     WHEREAS, pursuant to Section 4.14 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Joinder to Indenture. Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.
     3. Agreement to Note Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Obligations of the Issuers to the Holders or the Trustee in accordance with the terms set forth in the Notes, the Indenture and the Collateral Documents, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, and the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee in accordance with the terms set forth in the Notes, the Indenture and the Collateral Documents and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Signature Page to Indenture
(Subsidiary Guarantors)

     The obligations of the Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Supplemental Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to such Indenture for the precise terms of this Supplemental Note Guarantee.
     No past, present or future director, manager, officer, employee, incorporator, member or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or the Supplemental Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     This is a continuing Supplemental Note Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Issuers’ Obligations under the Notes and the Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Supplemental Note Guarantee of payment and performance and not of collectibility.
     The obligations of the Guaranteeing Subsidiary under its Supplemental Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.
     The terms of Article Ten of the Indenture are incorporated herein by reference.
     1. Governing Law and Consent to Jurisdiction. THE INDENTURE, THE NOTES, THE NOTE GUARANTEES, THE SUPPLEMENTAL NOTE GUARANTEES AND THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE ISSUERS OR GUARANTORS ARISING OUT OF OR RELATING HERETO OR ANY OF THE COLLATERAL DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH ISSUER OR GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.02 OF THE INDENTURE; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE ISSUER OR GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES THE TRUSTEE RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY
Signature Page to Indenture
(Subsidiary Guarantors)

OF THE ISSUERS OR GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH ISSUER OR GUARANTOR.
     2. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     3. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
[Signature Page Follows]
Signature Page to Indenture
(Subsidiary Guarantors)

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUERS: UNITED MARITIME GROUP, LLC
By:
Name:
Title:

UNITED MARITIME GROUP FINANCE CORP.
By:
Name:
Title:

GUARANTEEING SUBSIDIARY: [NAME OF SUBSIDIARY]
By:
Name:
Title:

TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

Signature Page to Indenture
(Subsidiary Guarantors)